As filed with the Securities and Exchange                    File No. 333-71411
Commission on September 30, 1999.
================================================================================

                    U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

                                UBARTER.COM INC.

                 (Name of small business issuer in its charter)

         Nevada                        7389                      91-1739746
(State or jurisdiction         (Primary Standard               (I.R.S. Employer
 of incorporation or         Industrial Classification     Identification No.)
 or organization)                  Code Number)

                                                    Steven M. White
                                                Chief Executive Officer
                                                   Ubarter.com Inc.
21400 International Blvd., Suite 207       21400 International Blvd., Suite 207
Seattle, Washington 98198                        Seattle, Washington 98198
(206) 870-9290                                       (206) 870-9290
(Address and telephone number of           (Name, address and telephone number
 principal executive offices and                  of agent for service)
 place of business)

                                    Copy to:

                             Michael Jay Brown, Esq.
                              Dorsey & Whitney LLP
                      U.S. Bank Building Center, Suite 4200
                                1420 Fifth Avenue
                            Seattle, Washington 98101
                              ---------------------

                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                              ---------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              ---------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Prospectus

                                UBARTER.COM INC.
                      21400 International Blvd., Suite 207
                            Seattle, Washington 98198

                                 (206) 870-9290

                                  COMMON STOCK
                                1,916,000 Shares


This prospectus covers 1,916,000 shares of common stock of Ubarter.com Inc. which certain selling shareholders (named in this prospectus) may offer from time to time. The shares offered by this prospectus consist of shares issued in private placements, including transactions involving the exercise of warrants and our acquisition of Barter Business Exchange, Inc.

The shares covered by this prospectus represent approximately 32% of our issued and outstanding shares of common stock. We will not receive any of the proceeds from the sale of the shares.

                             -----------------------


The shares being offered by this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 5.

                             -----------------------

Ubarter.com's common stock trades on the OTC Bulletin Board under the symbol "UBTR."

                             -----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


              The date of this prospectus is -----------  --, 1999.

                                TABLE OF CONTENTS
                                -----------------


Prospectus Summary..............................................................................1

Risk Factors....................................................................................5

Recent Developments............................................................................13

Use of Proceeds................................................................................14

Market for Common Stock........................................................................14

Management's Discussion and Analysis of Financial Condition and Results of
  Operations...................................................................................15

Business.......................................................................................22

Management.....................................................................................30

Securities Ownership of Certain Beneficial Owners and Management...............................38

Certain Relationships and Related Transactions.................................................39

Description of Securities......................................................................40

Plan of Distribution...........................................................................41

Selling Shareholders...........................................................................42

Shares Eligible for Future Sale................................................................43

Legal Matters..................................................................................44

Experts........................................................................................44

Changes in Certifying Accountants..............................................................44

Additional Information.........................................................................44

Index to Financial Statements..................................................................46


                               PROSPECTUS SUMMARY

     The following summary highlights information contained elsewhere in this prospectus. The summary is not complete and may not contain all of the information you may need to consider before investing in the common stock. You should read this entire prospectus carefully. We effected a 2 for 1 stock split on July 24, 1998. All references in this prospectus take this stock split into effect when referring to the number of shares of common stock, or the per share data.

                                   THE COMPANY

     Ubarter.com provides business-to-business barter services for retail, professional, media and other corporate clients through our offices in Seattle, Washington, Toronto, Ontario, Vancouver, British Columbia and Windsor, Ontario. Through management of a private barter currency, Ubarter Dollars, we enable our clients to sell their products or services to our other clients for Ubarter Dollars. We have approximately 3,500 clients who offer products and services, as of the date of this prospectus. In September 1999, we launched the initial phase of our e-commerce solution to barter over the Internet.

                                  THE OFFERING

     The selling shareholders may offer from time to time up to 1,916,000 shares of our common stock. We will receive no proceeds from the sale of the common stock offered by this prospectus.

                                  RISK FACTORS

     There are significant risks associated with an investment in the common stock, including among others, the risks associated with expansion, development, introduction and implementation of our new e-commerce barter website, and possible under-capitalization. See "Risk Factors."

                             SUMMARY FINANCIAL DATA

     The following selected financial data are qualified in their entirety by reference to, and you should read them in conjunction with, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and the audited financial statements and notes included in this prospectus.

                                                 Three Months Ended                     Years Ended
                                                       June 30                           March 31
                                                    (Unaudited)
                                              1999              1998                1999             1998
                                         ------------       ------------       -------------      -----------
Statement of Operations Data:
Revenue                                   $   909,300        $  148,500        $   504,500       $   586,100
Operating Expenses                          1,727,100           125,900          1,345,500           556,300
Income (Loss) From Operations              (1,202,900)            5,400           (841,000)           29,800
Net Income (Loss)                          (1,200,000)            8,800           (798,000)           32,500
Net Income (Loss) Per Common Share(1)            (.20)             (.00)             (0.14)             0.01
Average Common and Equivalent Shares (1)    5,956,667         4,099,566          5,521,583         2,632,424
---------------------

(1)  Adjusted to give effect to the 2 for 1 stock  split on July 24,  1998.  See
     Note 2 to audited financial statements and Note 3 to condensed financial statements.

                                                  June 30
                                                   1999
                                                (Unaudited)
                                                -----------
Balance Sheet Data:

Cash and Cash Equivalents                       $  115,900

Working Capital (Deficit)                       (2,425,600)

Total Assets                                     3,923,100

Current Liabilities                              3,192,100

Long-Term Obligations, Net
 of Current Portion                                 29,600

Stockholders' Equity                               701,400

                                  RISK FACTORS

     There are significant risks associated with an investment in our common stock. Before making a decision concerning the purchase of our common stock, you should carefully consider the following factors, among others, as you evaluate our business and the forward-looking statements we make in this prospectus. Any of these risk factors could materially and adversely affect our business, financial condition or operating results, in which case the trading price of our common stock could decline, and you could lose all or part of your investment.

We may face difficulties in achieving our growth strategy in our markets.

     You should consider the risks and difficulties we expect to encounter as we attempt to execute our business strategy, including the rapidly evolving nature of the commercial barter market and the Internet market. These risks include uncertainties about our ability to:


     * attract a larger number of clients to execute barter transactions on our offline trade exchange and on our e-commerce barter website launched in September 1999;

     * increase awareness of the benefits of bartering in general and the specific services we can provide;

     *    strengthen the loyalty of our existing clients;

     * successfully implement our plan to introduce our online e-commerce barter website;

     *    respond effectively to competitive pressures;

     *    continue to develop and upgrade our technology;

     *    attract, integrate, retain and motivate qualified personnel;

     *    effectively   execute  our  plan  to  acquire  other  barter  exchange
          companies in North America;

     *    respond effectively to increased business operation demands.

We may be unable to accomplish one or more of the above, which could cause our business to suffer. In addition, accomplishing one or more of the above could be very costly, which could harm our financial results.

Funds may be insufficient to finance our plans for growth and our operations.

     Our existing working capital and cash from financing activities will not be sufficient to allow us to execute our business plan, including the further development and implementation of our e-commerce barter website and acquisition of other barter exchanges, and meet the demands for our services during fiscal year 2000. In August 1999, we raised $1 million of short-term financing, however, we still need to raise additional capital to finance our expansion goals and operations and to repay the short-term financing. We believe a portion of our capital resources, up to approximately $1.4 million, will come from the exercise of outstanding warrants. Some of these warrants have an exercise price of $1.50 and expire in June 2000 and some have an exercise price of $2.00 and expire in September 2004. The perceived value of these warrants at any given time is related to the market price of our common stock, which trades over the counter through the OTC Bulletin Board. If we are unable to obtain the expected portion of our financing through the exercise of warrants or other financings, we may not be able to successfully implement our short-term or long-term plans for expansion or to meet our working capital requirements. In addition, if we are unable to repay the $1 million of short-term financing by June 1, 2000, the lender would have the right to convert the loan into 1,333,333 shares, or approximately 22% of our common stock based on the number of shares outstanding at August 31, 1999. Excluding accrued interest owing on the loan at the time of conversion, the conversion price per share of common stock would be $.75. Accordingly, our current shareholders would, in the event of such a conversion, experience significant dilution of their investment in Ubarter.com. See "Recent Developments."

     The full development and implementation of the Ubarter.com website will require additional resources. We may not be able to obtain the working capital necessary to develop our website fully. Furthermore, our website may not produce material revenue even if successfully developed.

     Additionally, we may not be successful in our efforts to acquire other regional trade exchanges and expand as intended. One of our assumptions in making acquisitions is that we will be able to use our common stock, rather than cash, as consideration for any purchase. This assumption may prove to be incorrect. If we do use shares of our common stock to make acquisitions, the issuance of additional shares could be dilutive. Even if we succeed in our expansion plans, we may experience rapid growth that requires additional funds to expand our operations and organization. Our working capital requirements in the foreseeable future will depend on a variety of factors including capital requirements to implement and adjust our business plan.

     We do not have current commitments for additional financing. We intend to explore a number of options to secure alternative financing including the issuance of additional equity. We might not succeed, however, in raising additional equity capital or in negotiating and obtaining additional and acceptable financing when we need it. Our ability to obtain additional capital may depend on market conditions (including the market for Internet stocks), national and global economies and others factors beyond our control. If adequate capital were not available or were not available on acceptable terms at a time when we needed it, our ability to execute our expansion plans, develop or enhance our services or respond to competitive pressures would be significantly impaired.

We face competition from numerous barter exchanges and other companies.

     There are hundreds of independent barter exchanges in the United States and Canada, some of which may have similar plans for international expansion in the barter industry. Some of the established entities in the barter industry may have more operating experience, larger client bases or greater financial, marketing, technical and other resources. It is possible that a group of independent barter exchanges could join forces to create a large national or international barter company. Consequently, we will encounter competition in our efforts to expand our business and to acquire desirable independent trade exchanges.

     We believe the more market penetration we achieve, the higher the barrier to entry will become for anyone contemplating a similar e-commerce solution for barter. We face the risk, however, that existing or new competitors may develop technologies or services or strategic alliances and affiliations that make our services less marketable or less useful or desirable. Furthermore, we may not be able to successfully enhance our services, develop new services or lower costs when and as we need them.

     Similarly, we expect to face competition in our efforts to develop Ubarter.com into a premier e-commerce barter website. The market for Internet-based services and products is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. A number of companies that have expertise in developing online commerce and in facilitating person-to-person or business-to-business interaction, could be potential competitors if they elected to enter the barter business. Certain Internet-based companies with unique purchasing or sales models such as eBay and Priceline.com have significant technical, financial and marketing resources and could be potential competition for Ubarter.com. These companies would be strong competitors if they decided to enter the barter business.


A key component of our future revenue growth depends on our ability to develop and successfully implement a quality e-commerce barter website.

     We intend to develop Ubarter.com into a premier e-commerce barter website where businesses can trade products and services. We may not be successful in our plans to implement, maintain and develop usage of the website. Our website may encounter technical difficulties in implementation. Technical problems may cause delays or require additional expenditures. For our website to be perceived as a viable marketplace and a replacement for or supplement to current trade exchanges, the website must provide accurate and timely information on a consistent, easy-to-use and reliable basis. Other measures of quality of our website include:

     -    the level of representative client participation;

     - a sufficient range and availability of products and services offered on our website;

     -    our ability to service high response rates for clients; and

     - timely posting of changes and modifications to the inventory of clients and products and services offered over our website.

     We expect to derive revenues in the near term from the Ubarter.com website. The success of our business will depend on end-user acceptance of our online services. Our success will also depend on our ability to design, develop, test and support new services and enhancements on a timely basis that meet changing customer needs and our ability to respond to technological developments and emerging industry standards. We may be unable to maintain adequate quality control procedures, develop and market new services and enhancements that meet changing customer needs, or respond to technological developments and emerging industry standards.


In our effort to develop new and enhanced services and features for our website, we may alienate current users or experience technical difficulties.

     We believe our new website will be more attractive to clients if we develop features that will, among other things, allow clients to access products and services online 24 hours a day, seven days a week, and execute transactions online. Accordingly, we intend to introduce additional or enhanced services and features designed to attract new clients to our website while retaining current clients. If we introduce services or features that do not function properly or that our current clients do not perceive favorably, they may not continue to visit our website. Clients may also choose a competitor's site over ours. We may also experience difficulties that could delay or prevent us from introducing new services or features. Furthermore, these services or features may contain errors or problems that we discover after we have already introduced them. We may need to modify significantly the design of these services or features on our website to correct these errors. Errors could lead to significant dissatisfaction of clients and result in adverse publicity.

Our growth and success depend on continued growth in barter industry.

     Industry sources, as well as our experience, indicate that for the last several years the commercial barter industry has experienced a steady growth. These sources have attributed the growing appeal of the barter industry among business owners to increasing competitive pressures, the existence of surplus inventory, unproductive assets, excess capacity and the ability to generate new sales and reach new customers while conserving cash. Nevertheless, we believe there has been low penetration by the barter industry into the market of potential business customers. Although we are aware of no factors that would lead us to conclude that the commercial barter industry will not continue to grow at a steady rate, it is possible this growth will not continue. If the growth of the barter industry were to decline, however, we would expect to face heightened competition with weakened profitability and a reduced share of the barter market, which could materially adversely affect our business, results of operations and financial condition.


We may be unable to effectively manage our growth.

     As we continue to expand our level of operations, we will need an effective planning and management process to implement our business plan successfully. With the introduction of our new website, we may experience a period of significant expansion of our business. Depending on the amount and timing of any increase in business, this expansion could place a strain on our management, operational and financial resources. Some areas that could be put under strain by growth include customer support, customer billing and website support and maintenance. We have management, operating and financial systems in place, and we intend to continue our efforts to improve these systems. There is a risk, however, that such systems may be inadequate to support our existing and future operations or that hiring, training and managing new employees will be more difficult then we anticipate.


We have historical losses and anticipate future losses in the initial stage of implementing our business strategy.

     We are incurring losses from our operating activities. As of June 30, 1999, we had an accumulated deficit of $2,109,500. We expect to increase our operating expenses in an effort to expand our marketing, and we expect to increase our level of expenditures to further develop online barter capability. These anticipated increases in operating expense levels and developmental costs will adversely affect operating results. We expect that we will continue to incur losses during fiscal year 2000 and beyond. Further, if we successfully accomplish our plan of acquiring existing trade exchanges, we believe these acquisitions could result in additional operating losses and negative cash flows until the acquisitions are successfully integrated into our operations. If we acquire other trade exchanges, period-to-period comparisons of our financial results may not be meaningful, and you should not rely on them as an indication of future performance.


We may not be able to integrate successfully the operations from our recent acquisition of Barter Business Exchange or from any future acquisitions.

     We may not be successful in integrating the operations of Barter Business Exchange or from any future acquisitions. The BBE acquisition was our first significant acquisition. We therefore have limited experience with completing and integrating acquisitions. There is risk that we will be unable to integrate successfully the operations of Barter Business Exchange with our existing business or that the anticipated benefits of the acquisition, or any future acquisitions, may not be realized. Part of our business strategy includes growth by acquisition, so we expect to pursue other acquisitions in the future. We may be unable to identify, negotiate or finance future acquisitions. The Barter Business Exchange acquisition and any future acquisitions present many risks and uncertainties generally associated with acquisitions including:

     -    adverse   effects  on  our  reported   results  of   operations   from
          acquisition-related charges and amortization of goodwill and purchased technology;

     -    increased fixed costs, which could impact profitability;

     -    increased debt;

     -    inability  to  maintain  the  key  business   relationships   and  the
          reputation of the acquired businesses;

     - potential dilution to current shareholders from the issuance of additional equity securities;

     - difficulties integrating operations, personnel, technologies, products and information systems of the acquired businesses;

     -    maintenance of our standards, controls, procedures and policies;

     - becoming responsible for significant liabilities of companies we acquire;

     -    diversion of management's attention from other business concerns; and

     -    potential loss of key employees of acquired businesses.


     We are currently facing all of these challenges in some degree relating to the BBE acquisition, and we have not yet established our ability to meet them.

     We do not have any understandings, commitments or agreements with respect to any other material acquisition, and no material acquisition is being pursued, as of the date of this prospectus.


We are dependent on key personnel.

     The successful implementation of our business plan and the overall success of our business will depend on the skills and efforts of our management personnel and, to a large extent, the active participation of Steven White, our Chief Executive Officer and President and Bob Bagga, our Chief Operating
Officer, as well as our other executive officers and key employees. We have employment agreements in place with certain key employees and management. We also have key-man insurance covering the life of Mr. White in the amount of $1 million. We do not have key man life insurance on other executives. Our future success will depend on our ability to attract, train, retain and motivate technical, managerial, marketing and customer support personnel. Competition for these personnel may be intense, particularly for individuals with e-commerce experience. We provide stock options, which further serve to retain and motivate key employees. We nevertheless face the risk that we will be unable to attract, integrate, retain and motivate qualified employees.


An established public trading market for our securities does not exist.

     Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is an electronic quotation medium used by subscribing broker dealers to reflect dealer quotations on a real-time basis. The over-the-counter market provides significantly less liquidity than the Nasdaq Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the Nasdaq Stock Market. Further, quotation entries on the OTC Bulletin Board may reflect an unpriced indicator of interest (such as "bid wanted" or "offer wanted" indicators) on unsolicited non-dealer interest. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain, and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

     The National Association of Securities Dealers has recently enacted Rules that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. This rule becomes effective for our stock in May, 2000. The intent of this rule is to make reliable and current financial and other information about issuers available to the investing public. At this time, the impact these rule changes may have on our securities or the trading of securities generally on the OTC Bulletin Board cannot be determined. If at any time our securities are not included on the OTC Bulletin Board and do not qualify for Nasdaq, quotes for the securities may be included in the "pink sheets" for the over-the-counter market. This trading market is even less liquid than the OTC Bulletin Board and holders of common stock may be unable to obtain any quotations for securities.


"Penny stock" regulations impose certain restrictions on marketability of securities.

     The SEC has adopted regulations that generally define a "penny stock" to be any equity security that is not traded on a national securities exchange or Nasdaq and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The definition excludes the securities of an issuer that meets certain minimum financial requirements. Generally, these minimum thresholds would be met by an issuer with net tangible assets in excess of $2 million or $5 million, (depending on whether the issuer has been operating continuously for less or more than three years) or by an issuer with "average revenue" of at least $6 million for the last three years.

     As long as we do not meet the relevant financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our securities are subject to the penny stock rules. These rules impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally, investors with a net worth in excess of $1,000,000 or an individual annual income exceeding $200,000, or, together with the investor's spouse, a joint income of $300,000). For transactions covered by the penny stock rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any non-exempt transaction involving a penny stock, the rules require, among other things, that the broker-dealer deliver an SEC mandated risk disclosure document relating to the penny stock market and the risks associated therewith prior to the transaction. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative as well as current quotations for the securities. If the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, the broker-dealer must send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell their securities in the secondary market.


Volume of shares eligible for sale may depress the market price.

     Of the 6,029,420 shares of common stock outstanding as of August 31, 1999, we issued 1,439,400 under an exemption from the registration provisions of the Securities Act of 1933 under Rule 504 of Regulation D. These Rule 504 shares are eligible for resale, without limitation, in the open market. We issued the remaining 4,590,020 shares in private transactions. These 4,590,020 shares are restricted securities within the meaning of Rule 144 under the Securities Act of 1933. Of these shares, 1,916,000 shares (or approximately 32% of the shares currently outstanding) are being registered for resale by the selling shareholders pursuant to the registration statement to which this prospectus relates. In addition, the remaining 2,674,020 shares of our common stock are currently eligible for resale in the open market, subject to the volume and other conditions of Rule 144. There are no contractual restrictions on the resale of the outstanding common stock, except for some volume limitations on the 150,000 shares issued in connection with the BBE acquisition. In addition, we filed a registration statement on Form S-8 registering a total of 1,855,280 shares of common stock subject to outstanding stock options or reserved for issuance under our stock option plan. Shares registered under the Form S-8 registration statement will, subject to Rule 144 volume limitations applicable to affiliates, be available for sale in the open market, unless such shares are subject to vesting restrictions. The sale in the public market of the shares to be registered for resale pursuant to the registration statement to which this prospectus relates as well as the restricted shares, or the perception that these sales may occur, may depress prevailing market prices of the common stock. These factors may also make it more difficult for us to raise funds through future offerings of common stock.


We will depend on the continued utility of the Internet and technology for our e-commerce barter site.

     The performance of the Ubarter.com website will be dependent on the successful operation of the Internet and on certain third parties and services (such as Internet service providers, Internet backbone providers and Web browsers). Users may experience difficulties resulting from system failures unrelated to our internal systems and services. If the Internet were to become regularly unavailable for many hours at a time, or if its ability to handle traffic loads were to deteriorate enough to cause frequent unavailability or slow response times, there would be less traffic to our website. Furthermore, the perception of the quality of our services could suffer. To date, the Internet has proven highly resilient and responsive to rapid growth in its use, and many of the world's telecommunications, software and hardware companies are continually investing in capacity and improvements.

     Our Internet services will be designed around certain standards, including, for example, Internet security standards. Current and future success of our services may become subject to additional industry standards as Internet commerce rapidly evolves. As a result our business may incur additional costs of unknown proportions as we are confronted with new technology standards. In addition, we may not be successful in our efforts to enhance existing services and to develop, introduce and market new services. Furthermore, our enhancements and new services may not adequately meet the requirements of the marketplace and achieve market acceptance. As the Internet develops, it is possible that incompatibility or lack of appropriate features could impact our business.

     We expect sales of our services will depend in large part on a robust industry and infrastructure for providing Internet access and carrying the rapidly increasing Internet traffic. Certain critical issues concerning the commercial use of the Internet (including capacity to handle projected increases in traffic, security, reliability, cost, ease of use, access and quality of service) remain unresolved and may impact the growth of Internet use. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone or timely development of complementary products, such as high speed modems. Because global commerce and on-line exchange of information on the Internet and other similar open wide area networks are new and evolving, we cannot predict with any assurance whether the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will continue to be developed. Even if the necessary infrastructure and complementary products are developed, we cannot predict whether the Internet will remain a viable commercial marketplace. In addition, the widespread adoption of new Internet or telecommunications technologies or standards could require us to make substantial expenditures to modify or adapt our services. In this case, the new Internet or telecommunications services or enhancements that we offer could contain design flaws or other defects. Although we expect to be responsive to changes in the Internet and technology, we may not be successful in achieving widespread acceptance of our services before competitors offer services with speed and performance equal to or greater than ours.

Security and privacy concerns could subject us to liability or otherwise deter consumers from using our Website.

     Once we are able to conduct online barter transactions, we could be subject to litigation and liability if third parties were able to penetrate our network security or otherwise misappropriate our users' personal information. This liability could include claims for unauthorized barter transactions, impersonation or other similar fraud claims. It could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. In addition, the Federal Trade Commission and certain states have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are adopted or should government agencies choose to investigate our privacy practices.

     The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications over the Internet. Any well-publicized compromise of security could deter more people from using the Internet or from using it to conduct transactions that involve transmitting confidential information, such as barter transactions and personal information. Internet security concerns could frustrate our efforts to grow our client base. We may also incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches.


We face risks from potential government regulation of the barter industry and of the Internet.

     The barter industry is not currently subject to direct regulation by any government agency, other than regulations generally applicable to businesses. Certain tax regulations require U.S. barter exchanges to file with the Internal Revenue Service, on an annual basis, the totals of the barter sales of their clients. Similarly, there are currently few laws or regulations governing usage of the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, taxes and the pricing, quality and other characteristics of products and services. The adoption of laws or regulations applicable to our business could hinder the growth of the barter industry or the Internet. As a result, these regulations could cause a decrease in the demand for our services and an increase in our cost of doing business or otherwise have a material adverse effect on our business, prospects, financial condition and results of operations. Furthermore, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.


Our systems may be subject to Year 2000 problems.

     We have reviewed our own information technology and other technology systems to assess and remediate any Year 2000 problems. We believe all of our systems and software are Year 2000 compliant. We cannot, though, be sure that our internal systems will function properly in the Year 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of the Year 2000 Issue."


Our quarterly operating results are subject to fluctuations and seasonality.

     Our revenue and operating results may vary significantly from quarter to quarter as a result of a number of factors, some of which are outside of our control. These factors include:

     - the commitment of clients to the general concept of bartering and to the concept of bartering online through our website;

     -    the budget cycles of our clients;

     -    the attractiveness to clients of our bartering services;

     -    changes in costs that we incur to attract and retain clients;

     - changes in our fees or the fees of our competitors for bartering services;

     -    the introduction of new services by us or by our competitors;

     -    unexpected   costs  and  delays  relating  to  the  expansion  of  our
          operations;

     -    the occurrence of technical difficulties and system downtime; and

     -    general economic and market conditions.


     We do not believe our revenue will be subject to seasonal fluctuations as a result of general patterns of retail advertising and direct marketing, which are typically higher during the fourth calendar quarter. Expenditures by our clients may though tend to be cyclical, reflecting overall economic conditions, client buying patterns and changing marketing strategies.

     As a result of the above factors, revenues and operating results are difficult to forecast, and you should not rely on period-to-period comparisons of results of operations as an indication of our future performance. We may incur a significant shortfall in revenues in relation to our expectations. In addition, in future periods our operating results may fall below the expectations of public market analysts and investors. Should this occur, the market price of our common stock would likely decline.


                               RECENT DEVELOPMENTS

     On August 27, 1999, we raised $1 million of short-term financing from Alpine Capital Group, LLC, a New York limited liability company ("Alpine"). We issued to Alpine a $1 million convertible promissory note (the "Note") convertible into 1,333,333 shares of our common stock in the event the Note is not repaid in full by June 1, 2000, and a warrant (the "Warrant") to purchase 183,333 shares of our common stock at an exercise price of $2.00 per share. We will use the proceeds to continue to fund development of our e-commerce site for barter, for salaries and other employment expenses and for working capital purposes. We continue to pursue additional financing activities. See "Risk Factors - Funds may be insufficient to finance our plans for growth."


     A summary of the principal terms of the Note is as follows: (i) interest accrues at 5.5% per annum; (ii) due and payable on September 1, 2002; (iii) we must repay the Note in full if we raise an aggregate of $2.5 million through a public or private sale of our equity or debt securities on or before June 1, 2000; (iv) we may prepay the Note, in whole or in part, on or before June 1, 2000, without premium or penalty; (v) if the Note is not paid in full by June 1, 2000, Alpine will have the right to convert the unpaid principal balance into 1,333,333 shares of our common stock (the "Conversion Shares") at an effective purchase price of $.75 per share; (vi) after June 1, 2000, Alpine will have demand registration rights with respect to any Conversion Shares; and (vii) the Conversion Shares are subject to adjustment in the event of certain stock splits, reclassifications and other changes to our common stock.

     A summary of the principal terms of the Warrant is as follows: (i) the Warrant is exercisable, in whole or in part, at $2.00 per share of our common stock (subject to adjustment in the case of certain changes to our common stock); (ii) the Warrant is exercisable from September 1, 1999 through and including September 1, 2004; (iii) the shares issuable upon exercise of the Warrant shall have certain piggyback registration rights in the event we file a registration statement to complete an offering of its common stock; (iv) we may, at our option, require Alpine to exercise the Warrant if during any non-consecutive 20 business day period during the exercise period of the Warrant, (A) the average of the averaged daily high and low prices of our common stock exceeds $5.25 per share and (B) the daily volume of common stock traded is not less than 30,000 shares; (v) if we require Alpine to exercise the Warrant, Alpine will have demand registration rights with respect to the shares acquired upon exercise; and (vi) the Warrant is not transferable.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling shareholders of the common stock offered by this prospectus. See "Plan of Distribution."


                             MARKET FOR COMMON STOCK

     Our common stock trades on the OTC Bulletin Board under the symbol "UBTR." The OTC Bulletin Board constitutes a limited and sporadic trading market and does not constitute an "established trading market." See "Risk Factors -- An established public trading market for our securities does not exist." The range of high and low bid prices per share for our common stock for each quarter during the period from February 12, 1998 (the date of our direct public offering) through June 30, 1999, as published by the OTC Bulletin Board is set forth below. The quotations merely reflect the prices at which transactions were proposed, and do not necessarily represent actual transactions. Prices do not include retail markup, markdown or commissions and may not represent actual transactions. The trading prices have been adjusted to give effect to the 2 for 1 stock split effective July 24, 1998.


                    Quarterly Common Stock Price Ranges
                    -----------------------------------

               Quarter Ended                   1998
               -------------                   ----
                                         High         Low
                                      ----------   ----------
               March 31                 $0.875       $0.688

               June 30                   4.00         0.688

               September 30              6.75         0.875

               December 31               3.56         0.875


               Quarter Ended                   1999
               -------------                   ----
                                         High         Low
                                      ----------   ----------
               March 31                 $3.25        $1.4375

               June 30                   5.60         2.25
               July 1 through
               September 28, 1999        4.38         2.875


     There were 69 record holders of our common stock as of August 6, 1999. We estimate there were approximately 1000 beneficial owners of our common stock at that date.

Dividend Policy

     We have not paid dividends on our common stock since our inception. Dividends on common stock are within the discretion of the board of directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements involving risks and uncertainties based on our current expectations, estimates and projections about the barter industry and the evolution of online Internet commerce. All statements in this prospectus related to our changing financial operations and expected future growth or profitability constitute forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Our actual results may differ significantly from those anticipated or expressed in these statements. You should read the following discussion and analysis in conjunction with the audited financial statements (and notes thereto) and other financial information of the Company appearing elsewhere in this prospectus for the years ended March 31, 1999 and 1998, and in conjunction with the unaudited condensed financial statements as of June 30, 1999 and for the three months ended June 30, 1999 and 1998. The results of interim periods are not necessarily an accurate indicator of results we will obtain in a full fiscal year.

Overview

     Ubarter.com provides business-to-business barter services for retail, professional, media and other corporate clients through our offices in Seattle, Washington, Toronto, Ontario, Vancouver, British Columbia and Windsor, Ontario. We manage a private barter currency, Ubarter Dollars, to enable our clients to sell their products or services to our other clients for Ubarter Dollars. We have approximately 3,500 clients who offer products and services as of the date of this prospectus. In September 1999, we launched the initial phase of our e-commerce solution to barter over the Internet.

     Substantially all of our revenues are derived from transaction fees paid in cash by buyers and sellers in a barter transaction. We currently charge a 5% cash fee on both sides (i.e. to both the seller and buyer) of most barter transactions. Historically, we have also derived revenues from monthly and set-up fees charged to clients. We do not anticipate charging set-up or monthly fees for clients doing business over the Internet. Revenue from transaction fees are billed on a monthly basis. We recognize revenue equal to the cash to be received from our commission earned when the buyer has made an unconditional commitment to pay and the earnings process has been completed by the finalization of a transaction commission. Revenue is recognized for monthly fees after the fees have been earned and collected.

     A Ubarter Dollar is an accounting unit used to record the value of transactions as determined by the buying and selling parties in barter transactions. Ubarter Dollars denote the right to receive goods or services available from other clients or the obligation to provide goods or services to other clients. Ubarter Dollars may not be redeemed for cash. When BBE was acquired, all of the BBE Trade Dollars were converted to Ubarter Dollars.

     Ubarter.com uses the ratio of one Ubarter Dollar to one local currency dollar (currently, United States or Canadian) in measuring and accounting for purchases and sales. This one-to-one ratio is consistent with industry standards. Ubarter.com does not recognize any accounting implications if differences are noted between Ubarter Dollars and the applicable local currency dollar prices that are within reasonable ranges that might exist between prices of similar U.S. dollar or Canadian dollar transactions.

Acquisition of Barter Business Exchange, Inc.

     Effective March 1, 1999, Ubarter.com acquired all of the outstanding shares of BBE. See "Business Acquisition of Barter Business Exchange in March 1999." For the year ended February 28, 1999, BBE reported gross revenues of approximately $2,732,000 and a net loss of $547,000. For the year ended February 28, 1998, BBE reported gross revenues of approximately $2,536,000 and a net loss of $502,000. The audited consolidated statement of operations for fiscal 1999 included in this prospectus presents the results of operations of Ubarter.com and excludes the results of operations of BBE which has been accounted for under the purchase method of accounting. The audited consolidated financial statements included in this prospectus combine Ubarter.com's balance sheet as of March 31, 1999 with the balance sheet of BBE as of February 28, 1999 (its last fiscal year end). See Note 3 of Notes to Consolidated Financial Statements. Results of operations of BBE are consolidated with Ubarter.com's from the effective date of the purchase, March 1, 1999, however, because of the differing fiscal year-ends, the results of operations of BBE for the fiscal year from March 1, 1999 through February 28, 2000 will be consolidated with Ubarter.com's results of operations for the fiscal year ended March 31, 2000. We estimated goodwill resulting from the acquisition of BBE to be primarily associated with the acquired employees, infrastructure and technological expertise of BBE. We are amortizing the goodwill on a straight-line basis over the estimated life of the benefit, which is 24 months. See Note 2 of Notes to Consolidated Financial Statements.

     The following unaudited pro forma consolidated results of operations give effect to the acquisition of BBE as if it had occurred as of the beginning of the period. The pro forma results are not necessarily indicative of the actual results of operations that would have occurred had the transaction been consummated as indicated nor are they intended to indicate results that may occur in future periods.


                                                                                 1999               1998
                                                                           --------------       --------------
      Revenue                                                               $  3,289,900         $ 3,219,900

      Net loss                                                                (2,682,100)         (1,739,800)

      Net loss per share -- basic                                                  (0.49)              (0.66)

      Net loss per share -- diluted                                                (0.49)              (0.66)

      Shares used in per share calculation-- basic and diluted                 5,521,583           2,632,424

Results of Operations

     The following table sets forth, for the periods presented, certain historical summary financial information of Ubarter.com. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus.



                                                  Three Months Ended June 30,          Year Ended March 31,
                                                      1999           1998             1999             1998
                                                  ------------   ------------      ------------   -----------
Revenues                                           $ 909,303      $ 148,500        $ 504,500        $ 586,100

  Cost of revenue                                    385,000         17,200               --               --

Operating Expenses

  Costs of corporate trading revenue                  32,000             --           43,900           45,500
  Sales and marketing                                 83,500             --           94,700           73,900

  Product development                                256,900             --          216,300           29,900

  General and Administrative                       1,354,700        125,900          990,600          407,000
                                                  ------------   ------------      ------------   -----------
                                                   1,727,100        125,900        1,345,500          556,300

Income (Loss) From Operations                     (1,202,900)         5,400         (841,000)          29,800

Net Income (Loss)                                 (1,200,000)         8,200         (798,000)          32,500

Net Income (Loss) Per Common Share                     (0.20)          0.00            (0.14)            0.01

Average Common And Equivalent Shares (1)           5,956,667      4,099,566        5,521,583        2,632,424

---------------------
(1)  Adjusted to give effect to the 2 for 1 stock  split on July 24,  1998.  See
     Note 2 of Notes to Consolidated Financial Statements.


Three  Months  Ended June 30, 1999  Compared to the Three  Months Ended June 30,
1998

     Our total revenue in the three months ended June 30, 1999 was $909,300 compared with total revenue of $148,500 in the three months ended June 30, 1998. This was a 512% increase in the three months ended June 30, 1999 compared with the three months ended June 30, 1998. Revenue increased primarily as a result of the acquisition of Barter Business Exchange, Inc. (BBE) effective March 1, 1999. Excluding revenues from BBE, our revenue decreased in the three months ended June 30, 1999 compared with the comparable period in 1998 as a result of concentrating a large portion of its financial and labor resources on the development of its business-to-business e-commerce barter site. Much of the effort, which in prior years focused on increasing transaction fees from barter transactions, was shifted to website development and to e-commerce strategic development activities in the three months ended June 30, 1999.

     Corporate trade revenue is included as a separate component of total revenue. Corporate trade revenue consists primarily of sales of inventories we have purchased from trade exchange members. There is typically little or no profit mark-up on such items. The revenue and corresponding expense for the three months ended June 30, 1999 was $32,000 and for the three months ended June 30, 1998, was $17,200.

Costs and Operating Expenses

     Cost of revenue consists of the cost of inventories acquired for resale and sold during the period. The cost of revenue for the three months ended June 30, 1999 was $385,100. These costs were all incurred by BBE. No costs were otherwise incurred by us because inventory sales were made on consignment, as described above. In the three months ended June 30, 1998, there were no revenue costs because all sales of inventories were made on a consignment basis.

     Costs and operating expenses (including depreciation) increased to $1,727,100 in the three months ended June 30, 1999 from $125,900 in the three months ended June 30, 1998. The increase in operating expenses related primarily to recurring operating expenses incurred by BBE, significant increases in product development and general administrative expenses and an increase in sales and marketing expense in the three months ended June 30, 1999.

     Product development expense increased to $256,900 in the three months ended June 30, 1999 compared with minimal expenses in the three months ended June 30, 1998. Product development expenses consist primarily of payments to outside contractors related to our website development and, to a lessor extent, of depreciation on equipment used for development and overhead costs. Our policy is to expense product development costs as they are incurred. The increase in the three months ended June 30, 1999 was primarily attributable to our development efforts, including retaining outside consultants related to technologies necessary to support an e-commerce barter site. We expect to incur approximately $2 million in product development costs in fiscal 2000 as our website is launched and e-commerce functionality is enhanced.

     General and administrative expenses increased to $1,354,700 in the three months ended June 30, 1999 from $108,700 in the three months ended June 30, 1998. This increase was primarily due to recurring operating expenses incurred by BBE, the addition of several key personnel and several new staff members in our trading department and additional employees hired to work on developing our website. In addition, we incurred substantially greater legal and other professional fees, such as accounting and investor/public relations, as a result of our public company status and to assist us in executing our business strategy. Another significant noncash expense in the three months ended June 30, 1999 related to the amortization of the cost of goodwill resulting from the acquisition of BBE. Amortization expense of $337,000 was recognized during the three months ended June 30, 1999. Goodwill resulting from the acquisition of BBE was estimated by management to be primarily associated with the acquired employees, infrastructure and technological expertise. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified professionals, goodwill is amortized on a straight-line basis over the estimated life of the benefit of 24 months.

     Sales and marketing expense primarily consists of advertising and other promotional costs. We expect sales and marketing expense to increase significantly in fiscal 2000 primarily related to the launch of our website. We currently have $135,000 of prepaid advertising which we expect to utilize in the future promotion and marketing of our website.

Comparison  of Fiscal  Year Ended  March 31, 1999 to Fiscal Year Ended March 31,
1998

Revenue

     Our total revenue in fiscal 1999 was $504,500 compared with total revenue of $586,100 in fiscal 1998, a 14% decrease in fiscal 1999 from fiscal 1998. Revenue decreased primarily as a result of Ubarter.com concentrating a large portion of its financial and labor resources on the development of its business-to-business e-commerce barter site. Much of our effort, which in prior years focused on increasing transaction fees from barter transactions, was shifted to website development and to e-commerce strategic development activities in fiscal 1999.

     Corporate trade revenue is included as a separate component of total revenue. Corporate trade revenue consists primarily of sales of inventories we have purchased from trade exchange members. There is typically little or no profit mark-up on such items. The revenue and corresponding expense for fiscal 1999 and 1998 were $43,900 and $45,500, respectively.

     The acquisition of BBE will significantly impact our gross revenues in fiscal 2000. For its year ended February 28, 1999, BBE reported gross revenues of $2,732,000.


Costs and Operating Expenses

     Costs  and  operating  expenses  (including   depreciation)   increased  to
$1,345,500 in fiscal 1999 from $556,300 in fiscal 1998. The increase in operating expenses related primarily to significant increases in product development and general administrative expenses and a modest increase in sales and marketing expense in fiscal 1999.

     Product development expense increased to $216,300 in fiscal 1999 compared with $29,900 in fiscal 1998. Product development expenses consist primarily of payments to outside contractors related to our website development and, to a lessor extent, of depreciation on equipment used for development and overhead costs. Our policy is to expense product development costs as they are incurred. The increase in fiscal 1999 was primarily attributable to our development efforts, including retaining outside consultants related to technologies necessary to support an e-commerce barter site. We expect to incur approximately $2 million in product development costs in fiscal 2000 as our website is launched and e-commerce functionality is enhanced.

     General and administrative expenses increased to $990,600 in fiscal 1999 from $407,000 in fiscal 1998. This increase was primarily due to the addition of several key personnel and staff in fiscal 1999, including a Chief Financial Officer, Chief Technology Officer and several new staff members in our trading department and additional employees hired to work on developing our website. In addition, we incurred substantially greater legal and other professional fees, such as accounting and investor/public relations, as a result of our public company status and to assist us in executing our business strategy. Another significant noncash expense in fiscal 1999 related to the recognition of stock-based compensation as a result of issuance of stock options to non-employees and certain issuance costs related to employees. The value of the options at the time of issuance (as estimated by Ubarter.com) totaled $379,000, of which $173,000 was recognized as an operating expense during fiscal 1999. Our audited consolidated financial statements contain a material adjustment to our results of operation for the second quarter of fiscal 1999 relating to stock-based compensation as a result of the issuance of stock options to non-employees and certain issuance costs related to employees.

     Sales and marketing expense primarily consists of advertising and other promotional costs. Ubarter.com expects sales and marketing expense to increase significantly in fiscal 2000 primarily related to the launch of our website. We currently have $135,000 of prepaid advertising which we expect to utilize in the future promotion and marketing of our website.

Liquidity and Capital Resources

     Since our inception in 1996, we have financed our operations primarily from the sale of common stock and warrants and proceeds from the exercise of those warrants. The operations of Cascade Trade Association which was merged into Ubarter.com in November 1996 were financed primarily through internal cash flow.

     At June 30, 1999, Ubarter.com had a working capital deficit of $2,425,600, compared to a working capital deficit of $1,507,000 at March 31, 1999. Our working capital was $413,000 at March 31, 1998. The decrease in working capital resulted primarily from a (deficit) balance of Ubarter Dollars issued in excess of earned that existed on the books of BBE. We assumed this negative balance in conjunction with the acquisition of BBE on March 1, 1999. Excluding the deficit balance of Ubarter Dollars, we had a working capital deficit of $33,700 at June 30, 1999.

     In accordance with the guidelines established by the International Reciprocal Trade Association, Ubarter.com has the right to borrow from its exchange and spend within its exchange system. Such a practice is commonly used by barter exchanges, worldwide, to cover inventory purchases, capital purchases, operating expenses and to control the supply of trade dollars. Ubarter.com engages in barter to pay for some operating costs. Ubarter.com is ultimately obligated to provide products and services to clients to offset any amount of Ubarter Dollars issued in excess of earned. Barter Business Exchange also engaged in barter to pay for some of its operating costs. At June 30, 1999, we had expended $2,391,900 of Ubarter Dollars in excess of the amount of Ubarter Dollars earned by us compared with $2,148,000 at March 31, 1999 and $5,000 at March 31, 1998. We consider the current level manageable. These amounts are shown as a liability on our balance sheet as of June 30, 1999 and March 31, 1999 and 1998.

     The cash provided by financing activities was $124,300 in the three months ended June 30, 1999 compared with $147,100 in the three months ended June 30, 1998. Net cash provided by financing activities in three months ended June 30, 1999, resulted primarily from the exercise of warrants and proceeds from notes payable. The net cash provided by financing activities in the three months ended June 30, 1998 resulted from the issuance of common stock. The cash provided by financing activities was $1,481,000 in fiscal 1999 compared with $282,000 in fiscal 1998. Net cash provided by financing activities in fiscal 1999 resulted primarily from the issuance of stock pursuant to the exercise of warrants or sale of stock. The net cash provided by financing activities in fiscal 1998 resulted from the sale of common stock. We currently have a $67,000 revolving note payable with a bank. The note payable is subject to annual renewal. There was a balance of $67,000 at June 30, 1999. Borrowings under the note require security deposits of cash and cash equivalents with the bank. We did not have any credit facility in fiscal 1998.

     The net cash used by operating activities was $379,000 in the three months ended June 30, 1999 and $24,400 in the three months ended June 30, 1998. For the three months ended June 30, 1999, Ubarter.com had a net loss of $1,200,000. The primary adjusting items were $383,500 in depreciation and amortization of goodwill, $94,000 of bad debts, and $140,000 net expenditure in trade dollars. During the three months ended June 30, 1999, there were increases in accounts receivable of $77,700 and increases in accounts payable and other liabilities of $248,900. The cash used in operating activities of $24,400 for the three months ended June 30, 1998, reflected a net loss of $27,600. The increase in cash used in operations was primarily attributable to increased personnel and development costs in the three months ended June 30, 1999 compared with the three months ended June 30, 1998. In the three months ended June 30, 1999, Ubarter.com used net cash of $72,700 for the acquisition of property, equipment and leaseholds, compared to $2,600 in the three months ended June 30, 1998. The net cash used by operating activities was $700,000 in fiscal 1999 and $48,000 in fiscal 1998.

During fiscal 1999, Ubarter.com had a net loss of $798,000. The primary adjusting items were a $135,000 increase in prepaid advertising and the recognition of $173,000 in stock-based compensation cost. During fiscal 1999, there were increases in accounts payable and other liabilities of $7,000 and we recorded depreciation expense of $18,000. The cash used in fiscal 1998 reflected a net income of $33,000, a deficit of $107,000 in net trade revenue earned over trade costs, and $11,000 in depreciation. The increase in cash used in operations was primarily attributable to increased personnel and development costs in fiscal 1999 compared with fiscal 1998. In fiscal 1999, Ubarter.com used net cash of $85,000 for the acquisition of property and equipment, compared to $14,000 in fiscal 1998.

     Ubarter.com maintains its major U.S. cash balances at one financial institution located in Las Vegas, Nevada and maintains its major Canadian cash balances at one financial institution located in Toronto, Canada. Funds not required for our immediate needs may be invested in certificates of deposit, short-term government obligations or money market funds.

     As of June 30, 1999, we had no material commitments for capital expenditures. Ubarter.com leases its U.S. office facilities in Seattle, Washington and leases its Canadian office facilities in Toronto, Vancouver and Windsor. Future minimum rental commitments as of June 30, 1999 pursuant to these leases are approximately $350,000. See Note 9 of Notes to Consolidated Financial Statements.

     Our existing working capital and cash from financing activities will not be sufficient to execute our business plan, including the development and implementation of our e-commerce barter website and acquisition of other barter exchanges, and meet the demands of our services during fiscal 2000. Unless we are successful in raising additional capital, we may not be able to finance our expansion goals, including further development of our website. There is no assurance we will have or be able access sufficient capital or other resources. Ubarter.com believes that a portion of its short-term capital resources, up to approximately $1.4 million may be provided through the exercise of outstanding warrants. Some of these warrants are exercisable at a price of $1.50 and expire in June 2000 and some have an exercise price of $2.00 and expire in September 2004. The perceived value of these warrants at any given time is related to the market price of our common stock, which trades over the counter on the OTC Bulletin Board. If we are unable to obtain financing through the exercise of warrants or other means, we may be unable to meet our working capital requirements or implement our short-term plans for expansion. At September 1, 1999, warrants to purchase 94,000 shares of our common stock had been exercised resulting in proceeds to us of $141,000.

     We anticipate having to raise additional capital by equity issuance during the next several years, as we expect to grow at rates that will require more funds than will be generated by our operations. We do not have any commitments for additional financing at this time. Our ability to obtain additional capital may be dependent on market conditions, the national and international economies and other factors outside our control. If adequate funds are not available or are not available at acceptable terms, our long-term ability to finance expansion, develop or enhance services or respond to competitive pressures would be significantly limited.

     On August 27, 1999, we raised $1 million of short-term financing. We issued the lender a $1 million convertible promissory note convertible into 1,333,333 shares of our common stock in the event the note is not repaid in full by June 1, 2000, and a warrant to purchase 183,333 shares of our common stock at an exercise price of $2.00 per share. See "Risk Factors - Funds may be insufficient to finance our plans for growth" and "Recent Developments."

Discussion of the Year 2000 Issue

     Background. Many computer programs have been written using two digits rather than four to identify the year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Systems that do not properly recognize this information could fail or generate miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. This situation is commonly referred as the year 2000 or "Y2K" problem.

     Scope and Impact of Y2K on Ubarter.com. Ubarter.com utilizes both proprietary software and software provided by outside vendors which may be impacted by the Y2K problem. The operation of our trade exchange is dependent upon the proper functioning of our computer software. We have assessed the potential impact of the Y2K issue on us and do not believe that our business, operations or financial condition will be materially impacted by the Y2K issue as it relates to our proprietary software. Furthermore, it is expected that potential impact of third parties' failure would not have a material impact on Ubarter.com's business, operations or financial condition.

     Remediation plans. Our principal software vendor has completed reprogramming of its proprietary software. With respect to software supplied by third parties, we have determined that such software is already Y2K compliant or will be compliant well before the year 2000 or, alternatively, that any such software will be replaced at a cost which is not material to our results of operations.

     Uncertainties and Contingencies. Ubarter.com presently believes that with modifications to existing software and conversions to new software, the Y2K issue can be mitigated. We do not believe that we will incur significant operating expenses or be required to invest heavily in computer system improvements to be Y2K compliant. However, even if such modifications or conversions are not made, or are not completed timely, we believe we would be able to continue operations manually. This would result in more cumbersome and less efficient operations but is not currently expected to have a material adverse effect on our business, operations or financial condition. However, there is no guarantee that the software of other companies on which our software relies will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have a material adverse effect on Ubarter.com and its operations. Significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance.

                                    BUSINESS

The following "Business" section contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, those set forth in the "Risk Factors" section and elsewhere in this prospectus.

General

     Ubarter.com provides business-to-business barter services for retail, professional, media and other corporate clients. Currently, we offer services through our offices in Seattle, Washington, Toronto, Ontario, Vancouver, British Columbia and Windsor, Ontario. We are developing an expanded and technologically advanced business-to-business barter system which includes an Internet website at http://www.ubarter.com, to provide our clients an e-commerce solution to barter over the Internet. With the growing adoption of the Web, we believe the creation of a Web-based barter community in which buyers and sellers are brought together in an efficient and convenient manner offers us the opportunity to expand significantly the number of clients and products and services we offer through our barter system.

     Our revenue is derived primarily from transaction fees. We charge a cash fee on both sides (i.e. to both the seller and buyer) of each barter transaction. We have approximately 3,500 clients who offer products and services as of the date of this prospectus.

     We manage a private barter currency, "Ubarter Dollars", to enable our clients to sell their products or services to our other clients for Ubarter Dollars. Trade dollars allow clients to purchase goods and services from other exchange members instead of using cash. In turn, these clients then use their Ubarter Dollars to purchase products and services for which they would otherwise spend cash. We market products and services offered by our clients through directories, newsletters, e-mail, faxes, trade brokers and other means. Sales are generally conducted by clients directly, but can be facilitated by our trade brokers. Generally, sales are made at or near prevailing retail prices.

     By using our services, businesses are able to increase sales and market share, decrease cash expenditures, reduce surplus inventory, take advantage of underutilized capacity and increase cash flow. Barter is especially useful to businesses where the variable costs of products or services are low such as hospitality and professional businesses. For example, a hotel that has not filled its rooms by the end of the day has lost potential revenue but still has the same overhead associated with owning and maintaining its facility.

     We sometimes engage in barter for our account. For example, we sometimes acquire merchandise for our account and then remarket and trade the merchandise to other clients for Ubarter Dollars. Typically, we do this to establish or maintain client relationships, to take advantage of favorable opportunities and to facilitate and enhance our barter business for clients. We also engage in barter to pay for some of our operating costs.

     Once we establish our web presence, we, like other companies doing business on the Internet, plan to create a sense of community among our clients by offering chat rooms and other networking events. We launched the initial phase of our website in September 1999, subject to completion of beta testing and depending on certain business considerations. We expect to launch the remaining phases of our website throughout the remainder of fiscal 2000.

     Through our data processing system, we act as a third party record keeper of client barter transactions and account balances. When clients make barter purchases and sales, we debit Ubarter Dollars from the buyer's account and credit the seller's account. Clients receive a monthly account statement showing all activity for the period. In the future, we intend to institute a direct payment system by charging our clients' credit cards or through automatic withdrawals from their bank accounts. We will encourage clients to use the direct payment system by offering lower transaction fees if they elect direct payment.

     Ubarter Dollars are based on the U.S. dollar in the United States and the Canadian dollar in Canada. We will expand this "currency conversion" to other countries as we move into other markets. We use the Ubarter Dollar as an accounting unit to record the value of transactions as established by the parties to the transactions. We do not redeem Ubarter Dollars for cash.

     Ubarter.com was incorporated in Nevada in September 1996 under the name International Barter Corp. for the purpose of merging with Cascade Trade Association, a Seattle based trade exchange. Cascade Trade, founded in 1983 by Steven White, Ubarter.com's President and Chief Executive Officer, had approximately 500 clients in the Seattle area at the time of the merger. Ubarter.com began a direct public offering of common stock after the merger and became publicly traded in February 1998. In March 1999, we acquired all of the outstanding stock of BBE, a large trade exchange in Canada. In April 1999, International Barter Corp.'s name was changed to Ubarter.com Inc. to reflect our change to an Internet-based business model.

     Our principal executive offices are located at 21400 International Blvd., Suite 207, Seattle, Washington 98198. Our telephone number is (206) 870-9290 and our website is located at http://www.ubarter.com.

Business Strategy

     Our goal is to expand our position in the barter industry in North America by focusing on customer service, by expanding the range and availability of products and services offered through Ubarter.com, by increasing the number of our clients, by expanding geographically and by establishing an efficient and easy-to-use e-commerce barter site for clients. To achieve this, we are in the process of instituting the following business strategy.

     Develop technologically advanced multi-channel barter system, including an online barter system. We are in the process of further developing front and back end technology systems to create a technologically advanced barter system. The focus of our new system will be to provide and facilitate online barter transaction capability. With these systems, our clients will be able to execute barter transactions through any of the following three channels:

     *    electronically through our Internet site,

     *    by speaking with a trade broker located at one of our offices or

     *    directly with another client using a Ubarter.com card.

     Acquire key players in the barter industry. We intend to continue expanding our business by acquiring other strategically located trade exchanges in the United States and Canada and integrating these exchanges into our operations. In considering acquisitions of trade exchanges we intend to look for candidates with the following attributes:

     *    regional presence complimenting our presence,

     * significant client base offering a wide variety of products and services,

     *    sound credit management and

     *    positive cashflow.

These acquisitions would provide us with the critical mass of products and services in their respective regions and, therefore, would support our online growth plans.

     Create strategic marketing alliances. We are and will pursue strategic marketing alliances in order to obtain access to thousands of businesses which do not engage in bartering and/or may be unaware of the advantages of bartering. We have agreements in place, and intend to enter into more agreements, to create strategic relationships with online and offline companies with numerous business clients to which Ubarter.com will obtain access. Since these types of alliances are critical to the growth of our client base, we are spending significant time and resources developing these opportunities and working to build our brand recognition.

     Establish North American field sales presence. To grow our client base and build brand recognition, we have initiated a plan to place two field sales people in each of the largest 25 cities in North America, based on current clients and clients we may obtain from strategic alliances and acquisitions. We would like to complete this plan by the end of fiscal 2001. These account executives would be responsible for registering new clients in their area.

Internet Site

     In September 1999, we launched the initial phase of our business-to-business e-commerce site for our barter business. In December 1998, we retained MindCorps Inc., a website developer based in Seattle, to develop a new Ubarter.com site. Founded in 1996 to develop web technologies, MindCorps is a leader in delivering high-performance web-based business solutions, including highly functional Internet stores and auctions and online interactive communities.

     We intend to launch the new Ubarter.com site in several phases over the remainder of fiscal year 2000. We launched the initial phase in September 1999. We intend for the first phase to allow new clients to register for membership, all clients to post and update product or service offerings and anyone with access to the Internet to browse through our directory of items, 24 hours a day, 7 days a week. The initial release will also have limited e-commerce functionality. The location of the site is http://www.ubarter.com.

     In July 1998, we launched an Internet  website to the general  public.  The
website  did  not  provide  adequate   functionality  required  by  us  and  was
unsuccessful. We terminated the site later in 1998.

Clients

     Ubarter.com has approximately 3,500 active clients in North America as of the date of this prospectus. These clients are in businesses such as media and advertising, travel and entertainment, printing, hospitality, professional services, construction and trade services, healthcare and dining.

     Our clients may engage in barter activity for a number of reasons including their desire to accomplish the following goals:

     * generate new sales, add new channels of distribution and increase market share,

     *    decrease cash expenditures and thereby increase cash flow,

     *    reduce slow moving inventory,

     * exchange unproductive assets and excess capacity for useful products or services,

     *    reduce need for financing and

     *    maximize efficiencies.

     Our clients earn Ubarter Dollars which they are free to spend on any products or services offered by our members in any denomination. The following is a representative example of a barter transaction: A dentist needs to have her office remodeled. Through Ubarter.com, she hires a contractor who agrees to perform the remodeling work for $500 in Ubarter Dollars. The dentist has Ubarter Dollars in her account to spend because she had previously provided dental work to the owner of a vacation resort, a restaurant and a lawyer, all clients of Ubarter.com, in exchange for Ubarter Dollars. The other clients originally acquired Ubarter Dollars by providing services for other Ubarter.com clients.

     Barter is especially useful to those businesses where the variable costs of products or services are low such as hotels, media and other travel-related businesses. For example, a hotel that has not filled its rooms by the end of the day has lost potential revenue but still has the same overhead associated with owning and maintaining its facility. A radio station or newspaper that has not filled available advertising space has lost the opportunity to generate revenue but still has incurred virtually the same costs. In short, businesses can leverage their low variable cost products and services into more purchasing dollars. For example, America Online Canada, one of our clients, sells Internet services to new accounts for Ubarter Dollars. Their marginal cost of providing these services is minimal, however they are able to use the Ubarter Dollars they receive from the sale of Internet service to purchase printing and other promotional materials.

     In order to facilitate trading, we often grant Ubarter Dollar lines of credit to creditworthy clients. We issue the credit lines under our own guidelines. These guidelines include the financial stability of the client and the demand for the client's product or service by other clients. Eventually, we intend to process online credit applications and offer immediate lines of credit based on past credit records of the client applying.

Sales, Marketing and Trading

Sales

     The primary function of our sales department is to grow our client base. We use standardized marketing and support materials, advertising, ongoing training, promotion and support to expand our client base. The sales effort is led by our Account Executives (AE). We have 10 AEs as of August 31, 1999. We anticipate hiring additional AEs in the near future. These AEs are all based in one of our four sales offices. AEs contact prospective clients to market the benefits of barter and joining Ubarter.com. In addition, AEs attend various meetings and networking events in their areas.

Marketing

     Our marketing strategy is to promote our brand and attract buyers and sellers to our barter system. Among other things, we issue press releases and use an outside marketing firm to assist us in appearing in featured articles in national publications as well as with radio and other print advertising. To promote our services, we market products and services of existing clients through directories, newsletters, e-mail, faxes, trade brokers and other means. In addition, we have pursued strategic affiliations with companies with access to large numbers of potential clients. We also have exclusive agreements with a number of search engines on the web, such as Yahoo, Excite, America Online and Lycos, for keyword searches using the word "barter."

Trading

     The trading department is responsible for facilitating and maximizing barter transactions between clients. Trading and ongoing customer service is handled by Trade Brokers (TB) and Customer Service Representatives (CSR). We have 17 people in the trading department including TBs and CSRs as of August 31, 1999. Certain TBs are assigned to specific industries such as travel or media.

     The trading department facilitates trading between clients by searching to fill client needs or making clients aware of products that have become available within the system. Our trading staff takes a proactive approach to marketing products and services. Staff in the trading department have goals set by management relating to trading volume as well as cash collection.

     The duties of the TBs and CSRs will change significantly as our website gains acceptance by our clients. TBs and CSRs will focus more on customer service and support and managing key accounts. Clients on the Internet will have access to an online directory of products and services and, as needed, will be able to get support from TBs and CSRs.

Systems and Technologies

     We currently rely on one software vendor to supply the software necessary for the centralized processing of our trade transactions. We use TradeWorks(R) and TradeWorks Online(R), products and services of DWW Software. This vendor also supplies its software as a stand-alone product to other barter exchanges. We believe that software and other materials are generally available for our systems and services and that we could locate replacement software and materials in the event we had to replace products of our vendors.

     To execute our e-commerce strategy, we are working with Mindcorps to develop a comprehensive and scalable proprietary system for our e-commerce site and back-end systems.

Industry Overview and Competition

General

     The modern commercial barter industry developed along with the development of an accepted index of valuation for establishing barter credits and debits. The accepted index of valuation in the industry is the "trade dollar." There are two basic types of commercial barter businesses: corporate trade companies and retail barter exchanges, such as Ubarter.com. Corporate trade companies typically take ownership of products and services and redistribute to channels outside the selling vendor's normal distribution channel. Barter exchanges, on the other hand, act as third party record keepers for the exchange of products and services among their members. For every transaction, barter exchanges debit and credit trade dollars to the buyer's and seller's trade account. Members can transact business directly between themselves or use the services of a trade broker who matches buyers and sellers.

Barter Statistics

     The International Reciprocal Trade Association ("IRTA"), a trade association that prepares annual estimates of commercial bartering in the United States and Canada, estimates that $600 billion of products and services are bartered or traded annually worldwide, $200 billion of which occurs in North America. These figures include products and services that are traded directly between companies or countries as well as those traded through organized trade companies. In 1996, the last year for which IRTA provides statistical information, IRTA estimated that $9 billion of sales in North America were transacted through organized business-to-business trading companies, including corporate trade companies, which accounted for approximately $7.6 billion of sales, and retail trade exchanges such as Ubarter.com, which accounted for approximately $1.4 billion.

     IRTA estimates that trade volume conducted by corporate trade companies and barter exchanges in North America grew steadily for the period from 1984 to 1995. According to the IRTA, the annual value of products and services bartered by corporate trade companies and barter exchanges during the period from 1994 to 1996 was, on average, approximately $8.4 billion. Of this amount, barter exchanges accounted for barter sales of $1.4 billion in 1996, compared with $1.2 billion in 1995 and $1.1 billion in 1994.

     IRTA also estimates that in 1996 approximately 400,000 firms in North America were members of retail trade exchanges and that there were approximately 450 retail trade exchanges in North America and another 200 worldwide. Most of these trade exchanges are smaller companies with several hundred members and several hundred thousand dollars of annual revenues.

     We believe the commercial barter industry has significant growth potential and that barter exchanges can capitalize on this growth potential. Because only a relatively small percentage of businesses in the United States and Canada currently use the services of a barter exchange, we believe there are significant growth opportunities for well-positioned barter exchange companies in the commercial barter market.

The Internet

     The  Internet  has emerged as a mass  communications  and  commerce  medium enabling millions of people worldwide to share information, create community among individuals with similar interests and conduct business electronically. The Internet Industry Almanac projects that the number of Internet users will grow from approximately 100 million in 1997 to over 300 million by year end 2000. In addition to its emergence as a mass communications medium, the Internet has features and functions that are unavailable in traditional media, which enable online merchants to communicate effectively with customers and advertisers to target users with specific needs and interests. As a result, the Internet has emerged as an attractive medium for electronic commerce as well as for barter.

     Along with the overall growth of the Internet, business-to-business usage is also growing rapidly, as businesses are increasingly leveraging the Internet's ability to reach customers globally, deliver personalized content and open new distribution channels. According to Forrester Research, business-to-business electronic commerce is projected to grow from $43 billion in 1998 to $1.3 trillion by 2003.

Competition

     The barter industry is fragmented with over 450 retail trade exchanges in North America. We believe ITEX Corporation (ITEX) of Portland, Oregon is the largest retail trade exchange in North America with over 30,000 clients and approximately 120 affiliated broker offices in North America. ITEX's strategy has been to use license or similar arrangements in opening their regional offices as opposed to our strategy of owning and operating all of our regional offices. Other competing barter companies in North America include BarterCard, BarterCorp, Barter Network Inc., Illinois Trade Association, Trade Exchange
America and ValueCard. For the most part, these companies are regional trade exchanges which have not experienced significant growth in recent years. We are aware of two exchanges that have attempted international expansion, ITEX and Business Exchange International Corp. (BXI). In July 1998, ITEX acquired BXI.

     We believe we compete primarily on the basis of service, including the number of available products and services and the liquidity of Ubarter Dollars. We also compete on price to a lesser extent. Some of the existing competitors in the barter industry are larger or have greater financial resources than us. We expect to encounter competition in our efforts to expand our barter business and to acquire desirable independent trade exchanges. Similarly, we expect to encounter competition in our efforts to develop Ubarter.com into a premier online e-commerce barter website. We expect competition to increase in the future, as there are no substantial barriers to initial entry. We believe, though, that the more market penetration we achieve, the higher the barrier to entry will become for anyone contemplating a similar system.

     We believe there are only a few companies that have attempted to establish an online trade exchange, including companies such as Ebarter.com and BarterExpress.com. Also, ITEX has a service that it has made available only to its clients on the Internet called "ITEX Online." We believe a major shortcoming of these online trade exchanges has been their inability to develop the critical mass of product or services offerings to have significant sales or purchases made on their sites. We believe Ubarter.com may have an advantage over these companies, since Ubarter.com launched its online exchange with over 3,500 clients.

     Certain Internet-based companies with unique purchasing or sales models such as eBay and Priceline.com have significant technical, financial and marketing resources and could be potential competition for us. These companies would be strong competitors if they decided to enter the business-to-business sector and compete with barter exchange companies. However, so long as these companies do not create an exchange utilizing a private currency or change their focus to the business-to-business sector, we do not believe these companies will be significant competitors. In addition, since our clients are able to sell their products or services without discounting their regular prices for Ubarter Dollars, we believe the Ubarter.com private currency system may have an advantage over online liquidators or auction sites.

     Customer demands for wider availability of products and services, stronger customer service, better computer servicing technology and the emergence of the Internet as a medium for communication and business have resulted in a more competitive industry. We believe the introduction of a global barter marketplace on the Internet will encourage new clients to incorporate barter into their business plans. We believe that in order to capture greater market share, barter companies will need to expand into larger regional or national organizations that possess the ability to offer a wider selection of products and services, service a more diverse and dispersed clientele and have greater access to growth capital.

Acquisition of Barter Business Exchange in March 1999

     As a part of our acquisition strategy, we purchased BBE effective March 1, 1999. BBE, founded in 1992, was the largest retail trade exchange in Canada with over 2,500 clients serviced by three offices and 40 employees. We acquired BBE primarily for its management, infrastructure and technological expertise. The acquisition allowed us to enter the Canadian market without having to go through a slower start-up period associated with simply establishing our own presence in Canada.

     The  total  amount  of   consideration   paid  for  BBE  was   CD$2,450,000
(US$1,641,500) (subject to certain adjustments discussed below). The aggregate consideration paid included:

          cash payments of CD$850,000 (US$563,300) and US$100,000 at closing,

          issuance of a promissory note in the principal amount of CD$850,000 (US$563,300), which is subject to adjustment, if applicable, as discussed below,

          payment of CD$250,000 (US$167,500) Ubarter Dollars at closing, and issuance of 150,000 shares of our common stock (having a value of US$375,000 as of the closing date)

     The promissory note bears no interest and is payable March 1, 2000. The principal amount of the note will be reduced by the amount, if any, that 10% of the consolidated cash revenues of Ubarter.com for the period from March 1, 1999 to March 1, 2000, is less than CD$750,000. The 10% cash revenues do not include trade dollar revenues but will include any incremental cash revenues to Ubarter.com from any acquisitions of a majority interest in any entities during the period and cash revenues derived from strategic alliances or joint ventures during the period. Our obligations under the note are secured by a share pledge agreement under which we pledged the BBE shares to Mr. Bagga.

     If 10% of the consolidated cash revenues of Ubarter.com during the period from March 1, 1999 to March 1, 2000, exceed CD$750,000 (US$500,000), we must pay Mr. Bagga the amount over CD$750,000 (US$500,000) in equivalent value of our common stock. These shares are to be registered and freely tradeable, with a value per share equal to the closing trading price on the business day immediately proceeding March 1, 2000.

     We agreed to register the resale of the 150,000 shares issued to Mr. Bagga after the closing of the acquisition. Upon registration, those shares are to have a minimum aggregate value of CD$350,000 (US$234,500). If the minimum aggregate value is below this amount, then we must make up the difference by making, at our option, a cash payment or through issuing additional shares of our common stock. Mr. Bagga has agreed not to sell any of those shares prior to September 1, 1999, and, thereafter, not to sell more than 25,000 of those shares per month without prior notice to Ubarter.com.

     As a part of the acquisition, we entered into a two year employment agreement with Mr. Bagga and named him as our Chief Operating Officer.

     As part of our acquisition of BBE, we acquired a 50% interest in BBE Windsor, which operated BBE's Windsor, Ontario office. On May 12, 1999, we purchased the remaining 50% of the outstanding shares of BBE Windsor for consideration consisting of: CD$16,400 (US$10,988), $65,000 Canadian Ubarter Dollars and 20,000 shares of our common stock.

Regulatory

     The barter industry is not currently subject to direct regulation by any U.S. or Canadian government agency, other than regulations generally applicable to businesses. Certain tax regulations require U.S. barter exchanges to report to the Internal Revenue Service the totals of the barter sales of their clients on an annual basis, since trade dollars received are taxable in the year received. Similarly, there are currently few laws or regulations that directly apply to access to, or commerce on, the Internet. It is possible that governing bodies may adopt a number of laws and regulations governing such issues as user privacy on the Internet and the pricing, characteristics and quality of products and services offered over the Internet. It is also possible that government authorities will adopt sales or other taxes involving Internet business.

Proprietary Rights

     We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure and confidentiality agreements to protect our proprietary rights and software products. Much of our proprietary information may not be patentable. We do not have any patents. We also rely on certain technology that we license from third parties, including software we use to perform key functions in delivering our services.

     We have registered the Internet domain name "ubarter.com" and other related domain names and intend to file trademark applications for the word "a-commerce" (alternative commerce), "Quick Sale", "Ubarter Dollars" and "Udollars" and the tag line "Where the world trades." We also have federal service mark applications pending for "Ubarter.com."

Research and Development

     During the year ended March 31, 1999, we incurred product development expenses of $216,300, primarily related to compensation for product development staff and payments to outside contractors related to our website development. During the year ended March 31, 1998, we incurred product development expenses of $29,900, primarily related to website development. We expect to spend approximately $2 million in product development costs in fiscal 2000 as our website is further developed, launched and our e-commerce barter site is expanded. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Employees

     At August 31, 1999, we had 48 full-time employees. From time to time, we may employ independent consultants or contractors to support our research and development, marketing, sales and support and administrative organizations. No collective bargaining units represent our employees. We believe our relations with our employees are good. We anticipate that implementation of our business strategy will require approximately 50 additional employees by the end of fiscal 2000.

                                   MANAGEMENT

Directors and Executive Officers

     The following table provides information as of September 1, 1999 concerning our directors and executive officers.


     Name                                Age                               Position
     ----                                ---                               --------
Steven M. White                           41                Chief Executive Officer, President, Director and
                                                            Chairman of the Board

Richard L. Mayer (1)                      60                Vice President, Chief Credit Officer, Secretary and
                                                            Director

Alan N. Zimmelman (1)                     55                Vice President and Director

Glen T. White (1)                         45                Director

Kevin R. Andersen                         47                Chief Financial Officer

Bob Bagga                                 30                Chief Operating Officer

Eric T. Best (2)                          28                Director Nominee

John A. Wade (2)                          37                Director Nominee

------------------------
(1) Messrs. Mayer, Zimmelman and Mr. Glen White are not standing for re-election to our Board of Directors. Accordingly, following our September 30, 1999, annual meeting of shareholders, they will no longer be directors.

(2) Messrs. Best and Wade have been nominated for election to our Board of Directors. Shareholders will vote on their nominations at our September 30, 1999 annual meeting of shareholders.

     Following is a discussion of the business background of each of our directors and executive officers.

     Steven M. White has been a member of the Board of Directors and has served as President and Chief Executive Officer since September 1996. From July 1983 until its merger with Ubarter.com in November of 1996, Mr. White served as President of Cascade Trade Association, a private company involved in the barter business. He has over nineteen years experience in sales and management, including over fifteen years affiliated with companies involved in the barter business. He is currently serving as Chairman of the Board of Directors of the National Association of Trade Exchanges for the 1999-2000 term and served as its President for the 1998-1999 term. See "Certain Relationships and Related Transactions - Merger with Cascade Trade Association."

     Richard L. Mayer has been a member of the Board of Directors since September 1996. He is not standing for re-election at the Annual Meeting. Mr. Mayer joined Ubarter.com as a Vice President in November 1996 and was appointed Corporate Secretary in November 1998 and Chief Credit Officer in March 1999. From November 1995 until its merger with Ubarter.com, he was Vice President of Marketing for Cascade Trade Association, a private company involved in the barter business. He has over thirty years experience in sales and management, including over six years affiliated with companies involved in the barter business. From April 1989 to November 1995, he was the owner of Money Mailer of the Sound, a private company involved in direct mail. From 1960 until 1989, he was employed by General Electric Capital Corp.

     Alan N. Zimmelman has been a member of the Board of Directors since November 1997. He is not standing for re-election at the Annual Meeting. Mr. Zimmelman joined Ubarter.com as its Vice President of Operations in November 1997. From November 1987 to August 1996, he was President of BXI West Los Angeles, a private company involved in the barter business. He has over twenty-six years experience in sales and management, including over ten years affiliated with companies involved in the barter business, twelve years affiliated with companies in the hotel industry and five years affiliated with companies in hospital administration.

     Kevin R. Andersen has served as Chief Financial Officer since joining Ubarter.com in August 1998. Mr. Andersen has been partner with the firm of Andersen Andersen & Strong L.C. since 1990. He was formerly with the national accounting firm of Laventhol & Horwath where he served in the Las Vegas, Nevada office and in the firm's national tax office in Washington D.C. Mr. Andersen was on the Laventhol & Horwath Teaching Faculty and has been a Professor of Taxation at the Washington College of Law. Mr. Andersen received a B.S. degree in Accounting from the University of Utah in 1977, a Master of Accountancy (Taxation) from UNLV in 1988, and has been a CPA since 1980.

     Bob Bagga has served as Chief Operating Officer since joining Ubarter.com in March 1999. Prior to joining Ubarter.com, Mr. Bagga was Chief Executive Officer of Barter Business Exchange Inc. from 1997 and prior to that was Vice President from 1992 to 1997. Mr. Bagga has been a member of the board of directors of the International Reciprocal Trade Association since 1996. See "Certain Relationships and Related Transactions - Acquisition of Barter Business Exchange Inc."

     Eric T. Best is co-founder and has served as Chief Officer Sales & Marketing, MindCorps, Inc., Seattle, Washington, since October 1996. MindCorps, Inc. works with companies in creating enterprise-scale Internet projects. Prior to co-founding MindCorps Inc., Mr. Best was a Professional Consultant to Microsoft in Internet development, business operations and marketing for The Microsoft Network from June 1995 to October 1996. Prior to that, Mr. Best served as Technical Advisor, Rural Telemedicine Network at the University of Washington School of Medicine from June 1994 to June 1995.

     John A. Wade is currently Secretary, Vice President, Finance and Chief Financial Officer for FreeShop.com. FreeShop.com is a leading provider of direct marketing services on the Internet. Prior to joining FreeShop.com in May 1998, Mr. Wade served six years as the Chief Financial Officer/Chief Operating Officer for Buzz Oates Enterprises, a real estate development company. Prior to that, Mr. Wade served as the controller for A&A Properties, an asset management corporation, the controller for Labels West, a manufacturing concern, and as an auditor and taxation specialist at McGladrey and Pullen, an international accounting firm.

Significant Employees and Consultants

     We employ several administrative, technical, sales and support personnel who perform various day-to-day tasks and conduct operations. In addition, Ubarter.com from time to time uses consultants or consulting firms to assist us in developing our business plan and operations. The following individuals are significant employees or consultants of Ubarter.com.

     Liad Y. Meidar, 24, is President of Astra Ventures LLC and since October 1998, has performed the duties of the Company's Vice President, Strategic Development. Ubarter.com retained Astra Ventures in October 1998 to advise the Chief Executive Officer and Board of Directors on corporate planning, mergers and acquisitions. From July 1997 to September 1998, Mr. Meidar was an investment banker in the Financial Sponsors Group at BT Alex. Brown Incorporated where he served financial sponsor clients in transactions involving high yield debt issuances, senior debt underwriting and syndication and international acquisitions. Mr. Meidar received a B.A. degree in Economics from Princeton University in June 1997. See "Certain Relationships and Related Transactions - Relationship with Astra Ventures LLC."

     Dan C. Schneider, 45, has served as Chief Technology Officer since joining Ubarter.com in August 1998. From 1985 to 1998, he worked at Darigold Inc. as manager of its PC-related activities. He was responsible for the deployment of UNIX-based, DOS-based, and Windows-based systems and networks, and managed hardware and software support. In 1997, he developed the corporate website for Darigold, and established a password-protected database allowing milk producers to check daily quality control testing data. Mr. Schneider received a B.A. degree in Business Administration from Central Washington University in 1977.

Board Committees and Meetings

     The Board of Directors has not yet established a Compensation Committee or an Audit Committee. Ubarter.com does not intend to establish a Nominating Committee. When established, the Compensation Committee will make recommendations concerning the salaries and incentive compensation of employees of, and consultants to, Ubarter.com, and will administer Ubarter.com's 1998 Stock Option Plan. When established, the Audit Committee will be responsible for reviewing the results and scope of audits and other services provided by Ubarter.com's independent auditors.

Director Compensation

     Except  for  grants  of  stock  options  and   reimbursement  of  expenses,
Ubarter.com generally does not compensate its directors or officers for the services they render us as directors. Ubarter.com does not compensate its directors for committee participation or for performing special assignments for the Board of Directors. Under the Company's 1998 Stock Option Plan, non-employee directors receive stock options to purchase shares of common stock upon their initial election to the board of directors and automatic grants of stock options to purchase 5,000 shares of common stock each year upon their re-election at the annual meeting of shareholders, exercisable at not less than the fair market value of the Company's common stock on the day of grant. The options vest and become exercisable on the one-year anniversary of the director's election or re-election to the Board of Directors. Steven White received options to purchase 5,000 shares of common stock at an exercise price of $.813 per share for his service as a director. If elected at the Annual Meeting, Messrs. Best and Wade will each receive options to purchase 10,000 shares of common stock at the fair market value of the Company's common stock on the day of their election to the board of directors. Mr. White will not receive compensation or options for his service as a director.

Executive Compensation

     The following table sets forth all compensation paid to or earned by our President and Chief Executive Officer. None of our executive officers received total annual salary, bonus and other compensation in excess of $100,000 in the fiscal year ended March 31, 1999.

                 Summary Compensation Table
                 --------------------------
                    Annual Compensation                                       Long-Term Compensation
                    -------------------                                       ----------------------

     Name and Principal                                                         Securities Underlying
     Position                   Year             Salary           Bonus                Options
     --------                   ----             ------           -----                -------
     Steven M. White,           1999            $85,000
     President and CEO          1998            $75,000                               45,000


Employment Contracts and Change in Control Agreements

     Steven M. White. Pursuant to an Employment Agreement effective as of November 24, 1998, we employ Steven White as President and Chief Executive Officer. His term of employment commenced on December 1, 1998 and continues for a period of three years. Mr. White's salary is $85,000 per annum, which may be increased annually at the discretion of the Board of Directors.

     Richard L. Mayer. Pursuant to an Employment Agreement effective as of November 24, 1998, we employ Richard Mayer as Vice President and Chief Credit Officer. His term of employment commenced on December 1, 1998, and continues for a period of three years. Mr. Mayer's initial salary is $50,000 per annum, which may be increased annually at the discretion of the Board of Directors.

     Alan N. Zimmelman. Pursuant to an Employment Agreement effective as of November 24, 1998, we employ Alan Zimmelman as a Vice President. His term of employment commenced on December 1, 1998, and continues for a period of three years. Mr. Zimmelman's initial salary is $50,000 per annum, which may be increased annually at the discretion of the Board of Directors.

     Kevin R. Andersen. Pursuant to an Employment Agreement effective as of August 1, 1998, we employ Kevin Andersen on a part-time basis as Chief Financial Officer. His term of employment commenced on August 1, 1998, and continues for a period of three years. Mr. Andersen's base salary is $75,000 per annum, which may be increased on a temporary basis for additional project-related accounting duties, or increased annually at the discretion of the Board of Directors.

     Bob Bagga. Pursuant to an Employment Agreement effective as of March 1, 1999, we employ Bob Bagga as Chief Operating Officer for a period of two years. Mr. Bagga's base salary is CD$120,000 (approximately US$80,000) per annum, which may be increased annually at the discretion of the Board of Directors.

     Each of the agreements for Messrs. White, Zimmelman, Mayer, Andersen and Bagga entitle them to receive options to purchase 40,000 shares of common stock for each year of employment, which will vest 50% on the first anniversary of the date of grant, 75% on the date which is 18 months from the grant date and be fully vested on the second anniversary of the grant date. Mr. Andersen's initial grant of 40,000 options were fully vested as of their date of grant. All agreements contain a change of control provision that provides for the continuing employment of the officer for the duration of the term of the agreement in the event of a merger, acquisition of us or sale of substantially all of our assets. Upon the change of control event the agreements provide that in addition to any payments made for continued employment, individuals will receive additional payments as follows: $150,000 each for Messrs. White, Bagga, Mayer and Zimmelman, and $50,000 for Kevin Andersen.

Stock Options

     The following tables summarize option grants made by us to our Chief Executive Officer during the fiscal year ended March 31, 1999, and the value of options granted during fiscal 1999 and held by such person at March 31, 1999. No stock options were exercised during fiscal 1999.

                Option Grants in Fiscal Year Ended March 31, 1999
                -------------------------------------------------
                                                          Percent of
                                    Number of            Total Options
                                    Securities             Granted to      Exercise
                                    Underlying             Employees        or Base
                                     Options               In Fiscal         Price       Expiration
     Name                            Granted               Year 1998       ($/Share)      Date(2)
     ----                            -------               ---------       ---------      -------
     Steven M. White,                45,000 (1)              14.4%          $0.8125     June 1, 2003
     President and CEO

-----------------------
- The options are 50% vested on June 1, 1999, 75% vested on December 1, 1999 and are fully vested on June 1, 2001. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.


                 Aggregated Option Exercises During Year Ended
             March 31, 1999 and Value of Options at March 31, 1999
             -----------------------------------------------------

                                                       Number of Securities              Value of Unexercised
                          Shares                      Underlying Unexercised                  In-the-Money
                       Acquired on      Value                Options                             Options
                         Exercise      Realized         at March 31, 1999                 at March 31, 1999(1)
                         --------      --------         -----------------                 --------------------
        Name                                         Exercisable  Unexercisable        Exercisable  Unexercisable
        ----                                         -----------  -------------        -----------  -------------

Steven M. White            --             --             --          45,000                 --        $75,960

(1) "Value" has been determined based upon the difference between the per share exercise price and the market value of the Common Stock at March 31, 1999.


Description of 1998 Stock Option Plan

     We intend our 1998 Stock Option Plan to serve as an equity incentive program for management, qualified employees, non-employee members of the board of directors and independent advisors or consultants. Our board of directors adopted the 1998 Stock Option Plan on June 1, 1998, and the shareholders ratified this action at the annual meeting in November 1998. As of August 31, 1999, we had granted options to purchase an aggregate of 528,000 shares of common stock under the 1998 Stock Option Plan. The following is a summary of the principal features of the 1998 Stock Option Plan.

     Under the 1998 Stock Option Plan, the total number of shares of common stock reserved for issuance is 1,155,040. The 1998 Stock Option Plan provides for the issuance of Incentive Stock Options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options. If any outstanding option expires or is terminated for any reason, the shares of common stock allocable to the unexercised portion of that option may again be subject to an option to the same optionee or to a different person eligible under the 1998 Stock Option Plan.

     The 1998 Stock Option Plan contains two separate components: (i) a discretionary option grant program under which eligible individuals in our employ or service (including officers and other employees, non-employee Board members and independent advisors or consultants) may, at the discretion of the plan administrators, be granted options to purchase shares of common stock; and
(ii) an option grant program under which option grants will automatically be made at periodic intervals to eligible non-employee board members to purchase shares of common stock at an exercise price equal to the fair market value on the grant date.

     The board of directors, or a committee of two or more members of the board, administers the discretionary option grant program. Plan administrators have sole authority to prescribe the form, content and status of options to be granted, select the eligible recipients and determine the timing of option grants and number of shares subject to each grant. Plan administrators also have the sole authority to determine the exercise price, vesting schedule and term for which any option will remain outstanding provided that the exercise price for any option granted may not be less than the fair market value per share of the common stock at the date of grant. The board of directors has the authority to determine the terms and restrictions on all restricted option awards granted under the 1998 Stock Option Plan, and in general, to construe and interpret any provision of the 1998 Stock Option Plan.

     Under the 1998 Stock Option Plan, the option holder may pay the exercise price for outstanding option grants in cash or, upon approval of the plan administrators, using the following alternative forms of consideration: (i) shares of common stock valued at fair market value on the exercise date; (ii) our withholding shares of common stock the option holder is otherwise entitled to receive by virtue of some other agreement; (iii) delivery of an irrevocable subscription agreement obligating the option holder to take and pay for the shares of common stock to be purchased within one year of the date of such exercise; (iv) through a same-day cashless exercise program; (v) a reduction in the amount of any Ubarter.com liability to the optionee; or (vi) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

     Non-employee directors receive an initial grant of options as determined in the discretion of the plan administrator. Thereafter, under the option grant program, immediately after each annual meeting of shareholders, each elected non-employee director is automatically granted a nonqualified stock option to purchase 5,000 shares of common stock for each year included in the term for which such he or she was elected.

     Under the 1998 Stock Option Plan, no stock option can be granted for a period longer than five years. Unless extended by the Plan administrators, until the expiration date of the option, the right to exercise an option terminates ninety days after the termination of an option holder's employment, contractual or director relationship with the Company. If the option holder dies or is disabled, the option will remain exercisable for a period of one year after the termination of employment or relationship with the Company.

     We have made option grants outside the 1998 Stock Option Plan to Kevin Andersen, our Chief Financial Officer and Astra Ventures, LLC. Under those grants, 670,000 shares of common stock have been reserved for issuance. Mr. Andersen was granted options to purchase 40,000 shares of our common stock at an exercise price of $.8125 per share. All such options were fully vested as of the time of grant, expire five years from the date of grant and were issued at less than the fair market value of our common stock as of the date of grant. See Note 11 of Notes to Consolidated Financial Statements. Astra Ventures was granted options to purchase 630,000 shares of common stock, all of which were fully vested at the time of grant and expire five years from the date of grant. See "Certain Relationships and Related Transaction - Relationship with Astra Ventures LLC" and Note 11 of Notes to Consolidated Financial Statements."

Limitation of Liability

     Our bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising because such person is or was an agent of the Company. Our bylaws also allow us, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising because such person is or was an agent of the Company.

     Our Articles of Incorporation limit or eliminate the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty, except for damages resulting from acts or omissions that involve intentional misconduct, fraud, a knowing violation of the law or the payment of dividends in violation of the Nevada Revised Statutes.

     Our four executive officers have entered into employment agreements which provide that, in addition to all other rights of indemnification they may have as officers of the Company, we will indemnify them for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they may be a party by reason of, or in connection with their positions as our officers. We have also indemnified these officers against all amounts they might pay in settlement of these legal proceedings provided that independent legal counsel selected by us approve the settlement. We have not, however, indemnified these officers for expenses relating to matters for which they are adjudged to be liable for willful misconduct.

     We maintain director and officer liability insurance with an aggregate coverage amount of $1,000,000.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 1999 for (a) each person we know to be a beneficial owner of five percent or more of our common stock, (b) each executive officer named in the Summary Compensation Table above and each director, and (c) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                          Amount and
                                          Nature of
Name and Address(1)                       Beneficial          Percentage
of Beneficial Owner                       Ownership           of Shares
-------------------                       ---------           ---------
Steven M. White(2)                        1,360,396             22.5%

Richard L. Mayer(2)                          36,500                 *

Alan N. Zimmelman(2)                         41,400                 *

Glen T. White                                10,000                 *

New Horizons LP(3)                        1,201,800             18.7%
248 West Park Avenue
Long Beach, NY 11561

Astra Ventures LLC(4)                       631,500              9.5%
140 West 57th Street, Suite 8D
 New York, NY 10019

Eric T. Best(5)                                  --                --

John A. Wade(5)(6)                            2,250                 *

All executive officers and                1,640,546              26.7%
 directors as a group(2)
(--- persons)
--------------------------

*    Less than one percent.

(1) The business address of Steven White and all other officers and directors is 21400 International Blvd., Suite 207, Seattle, WA 98198.

(2) Includes the following number of shares which could be acquired within 60 days of August 31, 1999, through the exercise of stock options: Steven White, 22,500 shares; Mr. Zimmelman, 22,500 shares; Mr. Mayer, 22,500 shares; and all directors and executive officers, 107,500 shares.

(3) Sors Inc., as general partner, is also deemed the beneficial owner of the shares of the common stock owned by New Horizons LP because of its power to vote and dispose of those shares. Includes 400,000 shares which could be acquired through the exercise of outstanding warrants.

(4) Includes 630,000 shares which could be acquired within 60 days of June 30, 1999, through the exercise of stock options. Liad Y. Meidar, President and controlling equity owner of Astra Ventures LLC is also deemed the beneficial owner of the options owned by Astra Ventures LLC because of his power to vote and dispose of those shares. See "Certain Relationships and Related Transactions - Relationship with Astra Ventures LLC."

(5) Messrs. Best and Wade have been nominated to serve as directors. Our shareholders will vote on their nominations at our annual meeting of shareholders to be held on September 30, 1999. The business addresses of Messrs. Best and Wade are c/o MindCorps, Inc., 1326 5th Ave., Suite 510, Seattle, WA 98101 and c/o Freeshop.com, 95 So. Jackson Street, Ste. 300, Seattle, WA 98104, respectively.

(6) Includes 2,250 shares of common stock owned by Mr. Wade's wife, which he is deemed to beneficially own.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Merger with Cascade Trade Association.

     Prior to the November 1996 merger of Ubarter.com with Cascade Trade Association, Steven White and Richard Mayer were executive officers of Cascade Trade Association. In September 1996, Mr .White and Mr. Mayer were appointed directors of Ubarter.com and Mr. White was appointed an officer. Mr. White was the principal shareholder of Cascade Trade Association. In connection with the merger, Mr. White was issued 1,800,000 shares of common stock of Ubarter.com.

Acquisition of Barter Business Exchange Inc.

     For a description of certain transactions with Bob Bagga, our Chief Operating Officer, relating to our acquisition of Barter Business Exchange, Inc. effective March 1, 1999, see "Business -- Acquisition of Barter Business Exchange in March 1999."

Relationship with Astra Ventures LLC.

     We have entered into a consulting agreement with Astra Ventures LLC. Astra Ventures has agreed to serve as our advisor through December 31, 2001, focusing on potential acquisitions, strategic planning and business development. Liad Y. Meidar is the President and controlling equity owner of Astra Ventures LLC. As a part of the consulting arrangement with Astra Ventures, Mr. Meidar acts as our Vice President, Strategic Development. For their services, Astra Ventures will receive cash compensation of $100,000 per year and an aggregate total of 630,000 stock options on a fully diluted basis. All such options were fully vested as of their date of grant and terminate on October 1, 2003. Of these options, 50,000 are exercisable at the price of $4.00; 40,000 at $6.00; 60,000 at $8.00; 80,000 at $10.00;  160,000 at $12.00;  and 240,000 at $14.00. If we consummate a merger or acquisition transaction during the term of the agreement or within one year thereafter, Astra Ventures will receive a fee equal to 3% of the consideration paid by us, payable in cash or, at Astra Ventures' option, in shares of our common stock valued at fair market value. In connection with our acquisition of Barter Business Exchange Inc. in March 1999, Astra Ventures elected to receive options to purchase 40,000 shares of our common stock at an exercise price of $2.75 per share in lieu of cash compensation. These options become 50% vested on March 2, 2000, 75% vested on September 2, 2000 and fully vested on March 2, 2001. The options expire upon the earlier of (i) March 2, 2004 or (ii) in the event the consulting agreement with Astra Ventures is terminated or not renewed, on the expiration of 90 days from the date of termination of such agreement.

Relationship With New Horizons L.P.

     New Horizons L.P. is one of our significant shareholders. The general partner of New Horizons LP is Sors Inc., which is managed by Joseph MacDonald. The spouse of Mr. MacDonald, Mary Martin, entered into a consulting agreement with us in August 1998. In exchange for investor relations and consulting services rendered and for reimbursement of expenses, we paid Ms. Martin $2,000 per month and granted her 40,000 options, which were fully vested as of their grant date, and are exercisable at $.8125 per share. The agreement was terminated in April 1999.

     In July 1998, New Horizons L.P. purchased 400,000 units, consisting of one share of common stock and one warrant, offered by us in a private placement for $1.25 per unit. The warrants entitle New Horizons L.P. to purchase 400,000 shares of common stock at a price of $1.50 per share.

Loans With Certain Persons

     In July and August 1999, Steve White, Alan Zimmelman and New Horizons L.P. made non-interest bearing loans to us. All of the loans were repaid, in full, on September 1, 1999. Mr. White's loan was in the amount of approximately $131,000. Mr. Zimmelman's loan was in the amount of approximately $18,300. New Horizon's loan was in the amount of approximately $16,300.

                            DESCRIPTION OF SECURITIES

     Our articles of incorporation, as amended, authorize our issuance of up to 25,000,000 shares of common stock, $.001 par value per share. On July 15, 1999, our Board of Directors approved an amendment to our Articles of Incorporation, as amended, that, if approved by our shareholders at our annual meeting of shareholders scheduled to be held on September 30, 1999, would authorize to issue, from time to time, as determined by the Board of Directors, up to 10,000,000 shares of preferred stock, $.001 par value per share. The following description of our capital stock is intended to be a summary and does not describe all provisions of our Articles of Incorporation or Bylaws of Nevada law applicable to us. For a more thorough understanding of the terms of our capital stock, you should refer to our Articles of Incorporation and Bylaws which are included as exhibits to the registration statement of which this prospectus of a part.

Common Stock

     Each share of common stock has the same rights, privileges and preferences. Holders of the shares of common stock have no preemptive rights to acquire additional shares or other subscription rights. These shares have no conversion rights and are not subject to redemption provisions or future calls by us.

     The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are not entitled to cumulate their votes for the purpose of electing directors of the Company.

     If we are liquidated, dissolved, or wound-up, the holders of the outstanding shares of common stock are entitled to receive a pro rata share of those of our net assets that are distributable after payment of all liabilities then outstanding and the liquidation preference of any then outstanding preferred stock.

Preferred Stock

     If approved by our shareholders at our September 30, 1999 annual meeting of shareholders, our Board of Directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing our change in control without further action by the shareholders. We have no present plans to issue any shares of preferred stock.

Warrants

     Warrants to purchase 800,000 shares of our common stock were issued to three investors in a private placement in July 1998 at an exercise price of $1.50 per share. 94,000 shares of common stock have been issued pursuant to exercise of a portion of the warrants as of August 31, 1999. The warrants expire on June 30, 2000 if not exercised by that date. The warrants are nontransferable and may be exercised in whole or in part. We have no right to redeem the warrants prior to the expiration of the exercise period. We have reserved an equivalent number of shares of common stock for issuance on exercise of the warrants.

     The exercise price of the warrants and the number of shares to be obtained upon the exercise of the warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a recapitalization of the common stock. In we are liquidated, dissolved or wound up, holders of the warrants, unless exercised, will not be entitled to participate in the distribution of our assets. Holders of the warrants have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the warrants.

     The exercise price of the warrants is adjustable downward if we were to issue (other than by stock dividend or stock split) or sell shares of its common stock for a consideration per share less than the warrant purchase price. The holders of the warrants have certain piggy-back registration rights. We have agreed to pay all registration expenses incurred in connection with the registration of the common shares issuable upon exercise of the warrants.

Alpine Note and Warrants

     On August 27, 1999 we issued a convertible  promissory  note and warrant in
connection   with   obtaining  a  $1  million   short-term   loan.  See  "Recent
Developments."

Transfer Agent

     Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, serves as transfer agent for our common stock, and serves as transfer and warrant agent for our warrants.


                              PLAN OF DISTRIBUTION

     We are registering the shares covered by this prospectus on behalf of the selling shareholders listed under "Selling Shareholders." The selling shareholders will offer and sell the shares for their own accounts. We will not receive any proceeds from the sale of the shares. We will bear all expenses and fees of registration of the shares.

     The selling shareholders may offer and sell the shares from time to time in the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions, through put or call options transactions, through short sales or a combination of such methods of sales at prices relating to prevailing market prices or at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares. As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and the selling shareholders. There is no assurance that the selling shareholders will sell any or all of the shares that they offer.

     The selling shareholders and any brokers or dealers who participate in the sale of the shares may be deemed to be "underwriters' within the meaning of the Securities Act of 1933, and any commissions received by them and any profits realized by them on the resale of shares may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

     The selling shareholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conforms to the requirements of such Rule.

     Under the securities laws of certain states, the selling shareholders may sell the shares only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not sell the shares unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification applies.

     We will pay all the expenses incident to the registration, offering and sale of the shares to the public under this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We may at our discretion withdraw the registration statement of which this prospectus constitutes a part at any time.

                              SELLING SHAREHOLDERS

     The following table lists the selling shareholders and sets forth certain information regarding beneficial ownership of common stock of each selling shareholder and as adjusted to give effect to the sale of the shares. Information concerning the selling shareholders may change from time to time. The selling shareholders acquired the shares of common stock covered by this prospectus in private placements, including transactions involving the exercise of warrants and our acquisition of Barter Business Exchange. The shares are being registered to permit public secondary trading of the shares, and the selling shareholders may offer the shares for sale from time to time. See "Plan of Distribution."


                                                    Prior to
                                                    Offering                    After Offering
                                                    --------                    --------------
                                             Number of        Shares        Number of
Beneficial Owner(1)                            Shares        Offered          Shares       Percentage(2)
-------------------                            ------        -------          ------       -------------
New Horizons, L.P.(3)                        1,201,800        700,000        501,800           7.8%

Charon Management(4)                           609,600        462,000        147,600           2.4%

Allied Hansard Capital Ltd.(5)                 400,000        200,000        200,000           3.2%

Rand Coulson                                   276,000        184,000         92,000           1.5%

Andrew Titley                                  300,000        100,000        200,000           3.2%

John Titley                                    300,000        100,000        200,000           3.2%

Bob Bagga (6)                                  150,000        150,000              0              *

Mark Thomas                                     10,000         10,000              0              *

Susan Thomas                                    10,000         10,000              0              *
                                                            ----------
Total shares offered                                        1,916,000
------------------------
*  Less than one percent.


(1)  Beneficial ownership assumes the exercise of all warrants.

(2) Percentage of beneficial ownership is based upon 6,029,420 shares of common stock outstanding as of August 31, 1999.

(3) Includes 400,000 shares underlying warrants unexercised as of August 31, 1999.

(4) Includes 106,000 shares underlying warrants unexercised as of August 31, 1999.

(5) Includes 200,000 shares underlying warrants unexercised as of August 31, 1999.

(6) Mr. Bagga is our Chief Operating Officer. See "Management" and "Certain Relationships and Related Transactions-Acquisition of Barter Business Exchange, Inc."

                         SHARES ELIGIBLE FOR FUTURE SALE

     Of the 6,029,420 shares of common stock outstanding as of August 31, 1999, we issued 1,439,400 under an exemption from the registration provisions of the Securities Act of 1933 under Rule 504 of Regulation D. These Rule 504 shares are eligible for resale, without limitation, in the open market. We issued the remaining 4,590,020 shares in private transactions. These 4,590,020 shares are restricted securities within the meaning of Rule 144 under the Securities Act of 1933. Of these shares, 1,916,000 shares (or approximately 32% of the shares currently outstanding) are being registered for resale by the selling shareholders pursuant to the registration statement to which this prospectus relates. In addition, the remaining 2,674,020 shares of our common stock are currently eligible for resale in the open market, subject to the volume and other conditions of Rule 144. There are no contractual restrictions on the resale of the outstanding common stock, except for some volume limitations on the 150,000 shares issued in connection with the BBE acquisition. In addition, we filed a registration statement on Form S-8 registering a total of 1,855,280 shares of common stock subject to outstanding stock options or reserved for issuance under our stock option plan. Shares registered under the Form S-8 registration statement will, subject to Rule 144 volume limitations applicable to affiliates, be available for sale in the open market, unless such shares are subject to vesting restrictions.

     In general under Rule 144 as currently in effect, a person who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (A) one percent of the number of shares of common stock then outstanding (approximately 60,000 at August 31, 1999); or (B) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been an affiliate of ours at any time during the three months before a sale, and who has beneficially owned the restricted shares for at least two years is entitled to sell them without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


                                  LEGAL MATTERS

     Dorsey & Whitney LLP, Seattle, Washington, will pass upon the validity of the shares of common stock offered hereby.


                                     EXPERTS

     The financial statements of Ubarter.com at March 31, 1999 and for the year ended March 31, 1999, included in this prospectus have been audited by Moss Adams LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of Moss Adams LLP, given on their authority, as experts in accounting and auditing. The financial statements of Ubarter.com at March 31, 1998 and for the year ended March 31, 1998, included in this prospectus have been audited by Andersen Andersen & Strong LC, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of Andersen Andersen & Strong L.C., given on their authority, as experts in accounting and auditing. The financial statements of Barter Business Exchange as of February 28, 1999 and 1998 and for the years then ended, included in this prospectus have been audited by Moss Adams LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of Moss Adams LLP, given on their authority, as experts in accounting and auditing.

                        CHANGES IN CERTIFYING ACCOUNTANTS

     Andersen Andersen & Strong L.C. has audited our financial statements annually since fiscal 1996. Subsequent to the completion of the 1998 fiscal year audit, we retained a partner of Andersen Andersen & Strong L.C. to serve as our Chief Financial Officer. Because it could no longer serve us as an independent accounting firm for the 1999 fiscal year, the former accounting firm declined to stand for re-election at the 1998 Annual Meeting of Shareholders. During January 1999, we engaged the firm of Moss Adams L.L.P. as our independent accountants for the fiscal year ended March 31, 1999.

     The reports of Andersen Andersen & Strong L.C. for prior fiscal years have not contained an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                             ADDITIONAL INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Public Reference Room of the Securities and Exchange Commission at 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains the reports, proxy statements and other information that we file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website is located at http://www.sec.gov.

     We have filed a registration statement with the Securities and Exchange Commission with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to Ubarter.com and the securities offered by this prospectus, we refer you the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other document are not necessarily complete, and in each instance, we refer you the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. You may inspect and copy the registration statement at the Public Reference Room of the Securities and Exchange Commission in Washington D.C. noted above, and at the regional offices of the Securities and Exchange Commission located in Chicago, Illinois and New York, New York. You may also review the registration statement and exhibits on the Securities and Exchange Commission's Internet site at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                  Page No.
                                                                                                  --------
Ubarter.com Inc. Consolidated Financial Statements

     Three Months Ended June 30, 1999 and 1998 (Unaudited)

              Consolidated Balance Sheet as of June 30, 1999 and March 31, 1999                      F-2
              Consolidated Statements of Operations                                                  F-3
              Consolidated Statements of Cash Flows                                                  F-4
              Notes to Interim Consolidated Financial Statements                                     F-5

     Years Ended March 31, 1999 and 1998

              Independent Auditor's Report                                                           F-9

              Report of Independent Certified Public Accountants                                     F-10
              Consolidated Balance Sheet                                                             F-11
              Consolidated Statement of Operations                                                   F-12
              Consolidated Statement of Shareholders' Equity                                         F-13
              Consolidated Statements of Cash Flows                                                  F-14
              Notes to Consolidated Financial Statements                                             F-15

     Pro Forma Combined Financial Information reflecting the Acquisition of Barter Business Exchange Inc.
     (unaudited)

              Pro Forma Combined Balance Sheet as of December 31, 1998                               F-30
              Pro Forma Combined Statements of Operations,
                Year Ended March 31, 1998                                                            F-31
              Pro Forma Combined Statements of Operations,
                Nine Months Ended December 31, 1998                                                  F-32
              Notes to Unaudited Pro Forma Combined Financial Statements                             F-33


     Barter Business Exchange Inc. Consolidated Financial Statements

              Years Ended February 28, 1999 and 1998

              Independent Auditor's Report                                                           F-35
              Consolidated Balance Sheet                                                             F-36
              Consolidated Statement of Operations                                                   F-37
              Consolidated Statement of Stockholders' Deficit                                        F-38
              Consolidated Statement of Cash Flows                                                   F-39
              Notes to Consolidated Financial Statements                                             F-40


                                UBARTER.COM INC.

                        CONSOLIDATED FINANCIAL STATEMENTS


              THREE MONTHS ENDED JUNE 30, 1999 AND 1998 (UNAUDITED)

                                                                UBARTER.COM INC.
                                                                   BALANCE SHEET
                                                JUNE 30, 1999 AND MARCH 31, 1998
--------------------------------------------------------------------------------

                                     ASSETS
                                                                                   June 30,             March 31,
                                                                                     1999                  1999
                                                                               ------------------    -----------------
                                                                                  (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents                                                         $ 115,900            $ 442,700
     Accounts receivable, net                                                            289,400              305,700
     Inventory                                                                           320,400              310,400
     Other current assets                                                                 40,800                9,200
                                                                               ------------------    -----------------
           Total current assets                                                          766,500            1,068,000
                                                                               ------------------    -----------------
EQUIPMENT AND LEASEHOLDS, net                                                            409,800              383,600
                                                                               ------------------    -----------------
OTHER ASSETS
     Goodwill                                                                          2,587,900            2,750,900
     Prepaid advertising and scrip inventory                                             135,000              135,000
     Notes receivable                                                                     22,900               23,500
     Other assets                                                                          1,000               28,700
                                                                               ------------------    -----------------
                                                                                       2,746,800            2,938,100
                                                                               ------------------    -----------------
                                                                                     $ 3,923,100          $ 4,389,700
                                                                               ==================    =================
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                                  $ 285,700            $ 111,400
     Accrued liabilities                                                                 289,100               28,200
     Unearned revenue                                                                          -              186,300
     Trade dollars issued in excess of earned                                          2,391,900            2,147,900
     Note payable to shareholder                                                               -               66,200
     Current portion of long-term obligations                                            225,400               35,400
                                                                               ------------------    -----------------
           Total current liabilities                                                   3,192,100            2,575,400
                                                                               ------------------    -----------------
LONG-TERM OBLIGATIONS, net of current portion                                             29,600               81,600
                                                                               ------------------    -----------------
STOCKHOLDERS' EQUITY
     Common stock                                                                          5,900                5,900
     Additional paid-in capital                                                        2,748,000            2,649,300
     Subscribed shares                                                                    52,500                    -
     Accumulated deficit                                                              (2,109,500)            (909,500)
     Treasury stock                                                                      (13,000)             (13,000)
     Accumulated other comprehensive income, net of tax                                   17,500                    -
                                                                               ------------------    -----------------
                                                                                         701,400            1,732,700
                                                                               ------------------    -----------------
                                                                                     $ 3,923,100          $ 4,389,700
                                                                               ==================    =================

See accompanying notes.
--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                                         STATEMENT OF OPERATIONS
                                       THREE MONTHS ENDED JUNE 30, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                    1999                  1998
                                                                             -------------------    ------------------
                                                                                (Unaudited)            (Unaudited)
REVENUE                                                                               $ 909,300             $ 148,500

COST OF REVENUE                                                                         385,100                17,200
                                                                             -------------------    ------------------
GROSS PROFIT                                                                            524,200               131,300
                                                                             -------------------    ------------------
OPERATING EXPENSES
     Cost of corporate trading revenue                                                   32,000                17,200
     Sales and marketing                                                                 83,500                     -
     Product development                                                                256,900                     -
     General and Administrative                                                       1,354,700               108,700
                                                                             -------------------    ------------------
                                                                                      1,727,100               125,900
                                                                             -------------------    ------------------
INCOME (LOSS) FROM OPERATIONS                                                        (1,202,900)                5,400
                                                                             -------------------    ------------------
OTHER INCOME (EXPENSE)
     Interest expense                                                                      (400)               (1,400)
     Interest income                                                                      3,300                 4,200
                                                                             -------------------    ------------------
                                                                                          2,900                 2,800
                                                                             -------------------    ------------------
LOSS BEFORE INCOME TAXES                                                             (1,200,000)                8,200

INCOME TAX BENEFIT (PROVISION)                                                                -                   600
                                                                             -------------------    ------------------
NET INCOME (LOSS)                                                                   $(1,200,000)              $ 8,800
                                                                             ===================    ==================
NET INCOME (LOSS) PER COMMON SHARE
     Basic                                                                              $ (0.20)                  $ -
                                                                             ===================    ==================
     Diluted                                                                            $ (0.20)                  $ -
                                                                             ===================    ==================
AVERAGE COMMON AND EQUIVALENT SHARES
     Basic                                                                            5,956,667             4,099,566
                                                                             ===================    ==================
     Diluted                                                                          5,956,667             4,413,232
                                                                             ===================    ==================


See accompanying notes.
--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                                         STATEMENT OF CASH FLOWS
                                       THREE MONTHS ENDED JUNE 30, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                   June 30,              June 30,
                                                                                     1999                  1998
                                                                              -----------------      --------------
                                                                                 (Unaudited)           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                             $(1,200,000)            $ 8,800
     Adjustments to reconcile net income (loss) to net
            cash provided by operating activities
         Depreciation and amortization                                                 383,500               2,700
         Non-cash charges related to stock option grants                                18,700                   -
         Foreign currency loss                                                          17,500                   -
         Deferred income taxes                                                               -                (600)
         Bad debts                                                                      94,000                   -
         Net trade dollars expended                                                    140,000             (30,900)
     Change in operating assets and liabilities
         Accounts receivable                                                           (77,700)              5,400
         Prepaid advertising and other assets                                           (3,900)                  -
         Accounts payable and other liabilities                                        248,900              (9,800)
                                                                              -----------------      --------------
                                                                                      (379,000)            (24,400)
                                                                              -----------------      --------------
CASH FROM INVESTING ACTIVITIES
     Acquisition of equipment and leaseholds                                           (72,700)             (2,600)
     Note receivable collections                                                           600                   -
                                                                              -----------------      --------------
                                                                                       (72,100)             (2,600)
                                                                              -----------------      --------------
CASH FROM FINANCING ACTIVITIES
     Proceeds from issuance of common stock                                             52,500             150,600
     Proceeds from notes payable                                                       233,600                   -
     Repayment of notes payable                                                       (161,800)             (3,500)
                                                                              -----------------      --------------
                                                                                       124,300             147,100
                                                                              -----------------      --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                               (326,800)            120,100

CASH AND CASH EQUIVALENTS
     Beginning of period                                                               442,700             382,600
                                                                              -----------------      --------------
     End of period                                                                   $ 115,900           $ 502,700
                                                                              =================      ==============
SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid during the period for:
         Interest                                                                        $ 700             $ 1,400
                                                                              =================      ==============
         Income taxes                                                                      $ -                 $ -
                                                                              =================      ==============
NON-CASH INVESTING AND FINANCING ACTIVITIES
     Purchase of BBE (Windsor) stock for Trade Dollars
         and Ubarter.com stock                                                       $ 134,900                 $ -
                                                                              =================      ==============


See accompanying notes.
--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                       THREE MONTHS ENDED JUNE 30, 1999 AND 1998
--------------------------------------------------------------------------------



Note 1 - Basis of Presentation

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal, recurring adjustments) considered necessary for fair presentation have been included. The results of operations for the three-month periods ended June 30, 1999 and 1998 are not necessarily indicative of the results to be expected for the full year. The consolidated financial statement combines the Company's balance sheet as of June 30, 1999 with the balance sheet of Barter Business Exchange, Inc. ("BBE") as of May 31, 1999. The consolidated statement of operations presents the results of operations of the Company for the three months ended June 30, 1999, however, due to the differing year-ends, the results of operations of BBE from March 1, 1999 (the date of purchase) through May 31, 1999 are consolidated with the Company's results of operations for the first quarter of 1999. Certain prior year amounts have been reclassified to conform with current year presentation. For further information, refer to the financial statements and footnotes included in the company's report on Form 10-KSB for the year ended March 31, 1999.


Note 2 - Trade Dollars

     In accordance with the guidelines established by the International Reciprocal Trade Association, the Company has the right to borrow from the exchange and spend within the exchange systems. Such a practice is used by barter exchanges, worldwide, to cover inventory purchases, capital purchases, operating expenses and to control the supply of trade dollars in the exchange economy. The Company is obligated to provide goods and services to clients to offset any amounts of Trade Dollars issued in excess of earned. At June 30, 1999 and March 31, 1999 and 1998, the Company had expended $2,391,900 and $2,147,900 Trade Dollars respectively, in excess of the amount of Trade Dollars earned by the Company.


Note 3 - Acquisition

     The Company previously owned 50% of the outstanding common stock of Barter Business Exchange (Windsor) Inc. ("BBE Windsor") (a subsidiary of Barter
     Business Exchange, Inc.). On June 23, 1999, Ubarter.com acquired the remaining 50% ownership for approximately $11,100 in cash, $43,800 in Ubarter Trade Dollars, and 20,000 shares of Ubarter.com common stock valued at $4.00 on the date of purchase. The purchase has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill. The Company estimated the economic useful life to be two years.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                       THREE MONTHS ENDED JUNE 30, 1999 AND 1998
--------------------------------------------------------------------------------


Note 4 - Capital Stock

     In May 1999, the Company received approximately $52,500 from the exercise of E warrants to purchase 35,000 shares of common stock. As of June 30, 1999, these shares had not been issued by the Company and were thus, classified as subscribed stock. In October of 1998, 10,980 shares were repurchased for approximately $13,000 and classified as treasury stock.

     On June 23, 1999, the Company issued 20,000 shares of common stock valued at $4.00 per share as partial payment for equity ownership in BBE Windsor (see Note 3). At June 30, 1999, the Company had 5,946,400 shares of common stock issued and outstanding at a par value of $.001 per share, with total authorized shares of 25,000,000.

     On July 9, 1998, the Board of Directors authorized a 2-for-1 split of its common stock to be distributed to stockholders of record at the close of business on July 24, 1998. All per-share and shares outstanding data in the accompanying consolidated financial statements have been restated to reflect the stock split.


Note 5 - Income (Loss) Per Share

     Following, is a reconciliation of the numerators of the basic and diluted income (loss) per share for the three months ended June 30, 1999 and 1998:

                                                                              1999                  1998
                                                                       -------------------   -------------------
Net income (loss) available to common shareholders                           $ (1,200,000)              $ 8,800
                                                                       ===================   ===================

Weighted average shares                                                         5,956,667             4,099,566
Effect of dilutive securities
     Options                                                                            -                     -
     Warrants                                                                           -               313,666
                                                                       -------------------   -------------------
                                                                                5,956,667             4,413,232
                                                                       ===================   ===================
Basic income (loss) per share (based on
     weighted average shares)                                                     $ (0.20)                  $ -
                                                                       ===================   ===================
Diluted income (loss) per share                                                   $ (0.20)                  $ -
                                                                       ===================   ===================



     Options and warrants to purchase shares of common stock were excluded from the computation in 1999 because their effect would be anti-dilutive.




--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                       THREE MONTHS ENDED JUNE 30, 1999 AND 1998
--------------------------------------------------------------------------------


Note 6 - Revenue

     The  following  table   summarizes  the  cash  and  trade   (consisting  of
     Ubarter.com Trade Dollars) components of revenue for the three months ended June 30, 1999 and 1998:

                                                1999                 1998
                                           --------------      -------------

Trade                                          $ 555,300           $ 70,200
Cash                                             386,000             78,300
                                           --------------      -------------

                                               $ 941,300          $ 148,500
                                           ==============      =============


Note 7 - Stock Options

     The Company adopted a Stock Option Plan (`the Plan") effective June 1, 1998 whereby, nonqualified and incentive stock options for up to 1,189,280 shares of common stock may be granted to Directors, Officers, Employees and Consultants. Options granted under the Plan are not to have a life in excess of five years from the date of grant and vest 50% after 12 months, 75% after 18 months, and 100% after 24 months from the date grant. The provisions of the Plan allow the administrators to determine the vesting period of options granted.

     In June 1999, the Company granted options under the Plan to purchase 135,000 shares of common stock all at an exercise price of $4.88 per share and to purchase 1,000 shares of common stock at an exercise price of $2.75 per share to certain of the Company's officers and employees.


Note 8 - Subsequent Events

     In July and August of 1999, funds totaling approximately $166,000 were loaned to the Company by three shareholders and officers. The loans are payable on demand with interest accruing at the rate of 12% per annum on the unpaid principal amount.

     On August 27, 1999, the Company issued a $1,000,000 convertible note payable to an investment group. The note is convertible to 1,333,333 share of common stock at an exercise price of $0.75 per share and is convertible if the note is not repaid in full by June 1, 2000. The note bears interest at 5.5% per annum and matures on September 1, 2002. Additionally, the investment group received a warrant to purchase 183,333 shares of common stock at $2.00 per share. The warrant is exercisable from September 1, 1999 through September 1, 2004. The warrant agreement contains certain call provisions and is non-transferable.



--------------------------------------------------------------------------------

                                UBARTER.COM INC.


                          INDEPENDENT AUDITORS' REPORTS
                                       and
                        CONSOLIDATED FINANCIAL STATEMENTS


                             MARCH 31, 1999 AND 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors of Ubarter.com Inc.

We have audited the consolidated balance sheet of Ubarter.com Inc. and subsidiary as of March 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ubarter.com Inc. and subsidiary as of March 31, 1999, and the results of their operations and their cash flows for the year then ended, in accordance with generally accepted accounting principles.


\s\  Moss Adams LLP


Seattle, Washington
June 16, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
     of Ubarter.com Inc. (formerly International Barter Corp.) and Subsidiary Seattle, Washington

We have audited the consolidated financial statements of Ubarter.com (formerly International Barter Corp.) and subsidiary for the year ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Barter Corp. and subsidiary as of March 31, 1998 and the results of their operations and their cash flows for the year then ended, in accordance with generally accepted accounting principles.


\s\ Andersen Andersen & Strong L.C.

June 19, 1998
Salt Lake City, Utah

                                                                UBARTER.COM INC.
                                                      CONSOLIDATED BALANCE SHEET
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                     ASSETS
                                                                                      1999                 1998
                                                                                -----------------    -----------------
 CURRENT ASSETS
      Cash and cash equivalents                                                        $ 442,700            $ 382,600
      Accounts receivable, net                                                           305,700               63,300
      Inventory                                                                          310,400                    -
      Other current assets                                                                 9,200                2,900
                                                                                -----------------    -----------------
              Total current assets                                                     1,068,000              448,800
                                                                                -----------------    -----------------
 EQUIPMENT AND LEASEHOLDS, net                                                           383,600               42,300
                                                                                -----------------    -----------------
 OTHER ASSETS
      Goodwill                                                                         2,750,900                    -
      Prepaid advertising                                                                135,000                    -
      Notes receivable                                                                    23,500               32,800
      Other assets                                                                        28,700                1,200
                                                                                -----------------    -----------------
                                                                                       2,938,100               34,000
                                                                                -----------------    -----------------
                                                                                      $4,389,700            $ 525,100
                                                                                =================    =================
                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
      Accounts payable                                                                 $ 111,400              $ 9,300
      Accrued liabilities                                                                 28,200                7,700
      Unearned revenue                                                                   186,300                    -
      Trade dollars issued in excess of earned                                         2,147,900                5,400
      Note payable to shareholder                                                         66,200                    -
      Current portion of long-term obligations                                            35,400               13,100
                                                                                -----------------    -----------------
              Total current liabilities                                                2,575,400               35,500
                                                                                -----------------    -----------------
 LONG-TERM OBLIGATIONS                                                                    81,600               19,100
                                                                                -----------------    -----------------
 COMMITMENTS (Note 9)

 STOCKHOLDERS' EQUITY
      Common stock                                                                         5,900                3,800
      Additional paid-in capital                                                       2,649,300              540,700
      Subscribed stock                                                                         -               37,500
      Accumulated deficit                                                               (909,500)            (111,500)
      Treasury stock                                                                     (13,000)                   -
                                                                                -----------------    -----------------
                                                                                       1,732,700              470,500
                                                                                -----------------    -----------------
                                                                                      $4,389,700            $ 525,100
                                                                                =================    =================

See accompanying notes.
--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                            CONSOLIDATED STATEMENT OF OPERATIONS
                                             YEARS ENDED MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                         1999               1998
                                                                                   ----------------    ---------------
 REVENUE
      Trade exchange revenue                                                             $ 460,600          $ 540,600
      Corporate trading revenue                                                             43,900             45,500
                                                                                   ----------------    ---------------
                                                                                           504,500            586,100
                                                                                   ----------------    ---------------
 COSTS AND OPERATING EXPENSES
      Cost of corporate trading revenue                                                     43,900             45,500
      Sales and marketing                                                                   94,700             73,900
      Product development                                                                  216,300             29,900
      General and administrative                                                           990,600            407,000
                                                                                   ----------------    ---------------
                                                                                         1,345,500            556,300
                                                                                   ----------------    ---------------
 INCOME (LOSS) FROM OPERATIONS                                                            (841,000)            29,800
                                                                                   ----------------    ---------------
 OTHER INCOME (EXPENSE)
      Interest income                                                                       45,700              8,800
      Interest expense                                                                      (2,700)            (4,900)
                                                                                   ----------------    ---------------
                                                                                            43,000              3,900
                                                                                   ----------------    ---------------
 INCOME (LOSS) BEFORE INCOME TAXES                                                        (798,000)            33,700

 INCOME TAXES                                                                                    -              1,200
                                                                                   ----------------    ---------------
 NET INCOME (LOSS)                                                                       $(798,000)          $ 32,500
                                                                                   ================    ===============
 AVERAGE COMMON AND EQUIVALENT SHARES
      Basic                                                                              5,521,583          2,632,424
                                                                                   ================    ===============
      Diluted                                                                            5,521,583          2,949,942
                                                                                   ================    ===============
 NET INCOME (LOSS) PER COMMON SHARE
      Basic                                                                                $ (0.14)            $ 0.01
                                                                                   ================    ===============
      Diluted                                                                              $ (0.14)            $ 0.01
                                                                                   ================    ===============


See accompanying notes.
--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                             YEARS ENDED MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                              Additional
                                           Common Stock        Paid-In    Subscribed Accumulated   Treasury Stock
                                          Shares    Amount     Capital     Stock      Deficit     Shares   Amount      Total
                                        ---------- --------  ----------- ---------- -----------  -------  --------- -----------
 BALANCE, March 31, 1997                1,250,000  $ 1,300    $ 131,900   $150,000  $ (144,000)       -        $ -   $ 139,200
    2-for-1 common stock split
      effective July 24, 1998           1,250,000    1,300       (1,300)         -           -        -          -           -
                                        ---------- --------  ----------- ---------- -----------  -------  --------- -----------
 BALANCE, March 31, 1997                2,500,000    2,600      130,600    150,000    (144,000)       -          -     139,200

    Issuance of subscribed stock          600,000      600      149,400   (150,000)          -        -          -           -
    Exercise of "A" and "B" warrants      492,900      400      188,900     37,500           -        -          -     226,800
    Issuance of stock                     240,000      200       71,800          -           -        -          -      72,000
    Net income                                  -        -            -          -      32,500        -          -      32,500
                                        ---------- --------  ----------- ---------- -----------  -------  --------- -----------
 BALANCE, March 31, 1998                3,832,900    3,800      540,700     37,500    (111,500)       -          -     470,500

    Issuance of subscribed stock          100,000      100       37,400    (37,500)          -        -          -           -
    Exercise of "B" warrants              563,500      500      278,000          -           -        -          -     278,500
    Exercise of "C" and "D" warrants      480,000      500      228,300          -           -        -          -     228,800
    Issuance of stock                     800,000      800      999,200          -           -        -          -   1,000,000
    Issuance of stock in connection
      with acquisition                    150,000      200      374,800          -           -        -          -     375,000
    Stock options granted                       -        -      190,900          -           -        -          -     190,900
    Treasury stock acquired                     -        -            -          -           -   10,980    (13,000)    (13,000)
    Net loss                                    -        -            -          -    (798,000)       -          -    (798,000)
                                        ---------- --------  ----------- ---------- -----------  -------  --------- -----------

 BALANCE, March 31, 1999                5,926,400  $ 5,900   $2,649,300        $ -  $ (909,500)  10,980   $ (13,000)$1,732,700
                                        ========== ========  =========== ========== ===========  =======  ========= ===========



See accompanying notes.
--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                             YEARS ENDED MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                          1999               1998
                                                                                     ---------------    ---------------
 CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                                                   $(798,000)          $ 32,500
      Adjustments to reconcile net income (loss) to net cash
              provided by operating activities
          Depreciation                                                                       18,400             10,800
          Non-cash charges related to stock option grants                                   172,800                  -
          Net trade dollars earned                                                           (3,700)          (106,600)
          Accrued interest on notes receivable                                               (2,400)                 -
      Change in operating assets and liabilities
          Accounts receivable                                                                38,700             (2,400)
          Prepaid advertising and other assets                                             (133,100)             4,800
          Accounts payable and other liabilities                                              7,300             12,900
                                                                                     ---------------    ---------------
                                                                                           (700,000)           (48,000)
                                                                                     ---------------    ---------------
 CASH FROM INVESTING ACTIVITIES
      Acquisition of equipment and leaseholds                                               (84,800)           (13,900)
      Purchase of Barter Business Exchange Inc. stock                                      (647,300)                 -
      Notes receivable collections                                                           11,700                  -
                                                                                     ---------------    ---------------
                                                                                           (720,400)           (13,900)
                                                                                     ---------------    ---------------
 CASH FROM FINANCING ACTIVITIES
      Proceeds from issuance of common stock                                              1,507,300            298,900
      Treasury stock acquired                                                               (13,000)                 -
      Repayment of notes payable                                                            (13,800)           (16,700)
                                                                                     ---------------    ---------------
                                                                                          1,480,500            282,200
                                                                                     ---------------    ---------------
 NET CHANGE IN CASH AND CASH EQUIVALENTS                                                     60,100            220,300

 CASH AND CASH EQUIVALENTS
      Beginning of period                                                                   382,600            162,300
                                                                                     ---------------    ---------------
      End of period                                                                       $ 442,700           $382,600
                                                                                     ===============    ===============
 SUPPLEMENTAL CASH FLOW INFORMATION Cash paid during the year for:
          Interest                                                                          $ 2,700            $ 5,100
                                                                                     ===============    ===============
          Income taxes                                                                          $ -                $ -
                                                                                     ===============    ===============
 NON-CASH INVESTING AND FINANCING ACTIVITIES
      Furniture purchased with trade dollars                                                    $ -           $ 13,700
                                                                                     ===============    ===============
      See Note 3 for additional disclosure of noncash transaction



See accompanying notes.
--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 1 - Description Of Business And Organization

     Ubarter.com Inc., formerly International Barter Corp., was incorporated on September 18, 1996, in the State of Nevada. Ubarter.com Inc. ("the Company") operates a trade exchange offering bartering services for retail, professional, media and corporate clients. Operations are primarily transacted in the State of Washington. Operations of the Company's subsidiary, Barter Business Exchange Inc. (see Note 3), are primarily transacted in the Canadian provinces of Ontario and British Columbia. The Company acts as a third-party record-keeper of clients' transactions and balances, which are denominated in Trade Dollars. A Trade Dollar is an accounting unit used to record the value of trades as determined by the buying and selling parties in barter transactions. Trade Dollars denote the right to receive goods or services available from other clients or the obligation to provide goods or services to other clients. Trade Dollars may not be redeemed for cash. Trade Dollars are not legal tender, securities, or commodities. Clients pay cash and Trade Dollar fees and commissions to the Company. The Company typically receives a cash commission on all transactions charging both the buyer and seller 5% on the purchase and sale.


Note 2 - Summary of Significant Accounting Policies

     Principles of Consolidation - The consolidated financial statements include the accounts of the Company and, effective March 31, 1999, the balance sheet of its wholly-owned subsidiary, Barter Business Exchange Inc. (BBE). The Company's fiscal year end is March 31. BBE's fiscal year end is February 28. For purposes of consolidation the difference in fiscal year-ends is not significant. All significant intercompany accounts and transactions have been eliminated.

     Stock Split - On July 9, 1998 the Board of Directors authorized a 2-for-1 split of its common stock to be distributed to stockholders of record at the close of business on July 24, 1998. All per-share and shares outstanding data in the accompanying consolidated financial statements have been restated to reflect the stock split.

     Foreign  Currency  Translation  -  Financial  statements  of the  Company's
     Canadian subsidiary, BBE, are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities. The functional currency of BBE is the local currency, the Canadian dollar. Translation adjustments, if necessary, are recorded as a separate component of Stockholders' Equity. There were no translation adjustments required as of March 31, 1999 and 1998.

     Comprehensive Income - In 1999, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS No. 130 had no impact on total stockholders' equity as of March 31, 1999.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies (Continued)

     Revenue Recognition - The Company recognizes revenue equal to the cash to be received from the commission earned when the buyer has made an unconditional commitment to pay and the earnings process has been completed by the finalization of a trade transaction. Revenue is recognized for monthly dues after the fees have been earned. Initiation and annual renewal fees are nonrefundable, and are deferred and included in income over a twelve month period.

     Product Development Costs - Product development costs include expenses incurred by the Company to develop, enhance, monitor and operate the Company's website. Product development costs are expensed as incurred.

     Trade Dollar Transactions - The Company uses the ratio of one Trade Dollar to one local currency dollar (United States or Canadian) in measuring and accounting for purchases and sales. This one-for-one ratio is the pervasive standard with the Company and throughout the barter industry. The Company does not recognize any accounting implications if differences are observed between trade dollar and the applicable local currency dollar prices that are within reasonable ranges that might exist between prices of similar U.S. dollar or Canadian dollar transactions.

     The negative Trade Dollar balance of the Company is shown as a liability in the balance sheet. This occurs as a result of the Company "borrowing" trade dollars through the issuance of Trade Dollars in excess of the amounts earned by the Company.

     Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Inventory - At times, the Company acquires inventory for resale from clients of the barter exchange. Inventory is stated at lower of cost (first-in, first-out basis) or market.

     Allowance for Uncollectible Accounts - The Company provides an allowance for accounts receivable which are doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance. At March 31, 1999 and 1998, the allowance for doubtful accounts was $129,400 and $2,000, respectively.

     Depreciation and Amortization - Equipment and leaseholds are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally five to seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives or the term of the lease.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies  (Continued)

     Goodwill - Goodwill resulting from the acquisition of BBE was estimated by management to be primarily associated with the acquired workforce, infrastructure and technological expertise. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified professionals, goodwill is amortized on a straight-line basis over the estimated life of the benefit of 24 months (see Note 3).

     Income Taxes - Income taxes are computed using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

     Basic and Diluted Net Income (Loss) per Share - Basic net income (loss) per share is computed using the weighted average number of shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common shares and common equivalent shares outstanding during the period. Common equivalent shares consist of shares issuable upon the exercise of stock options and stock warrants.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

     Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentration of credit risk consists primarily of cash and accounts receivable. Cash is deposited with high credit, quality financial institutions. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the Pacific Northwest and the Canadian provinces of Ontario and British Columbia. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses; historically, such losses have been within management's expectations. At March 31, 1999 and 1998, no one customer accounted for 10% or more of the accounts receivable balance.

     Fair Value of Financial Instruments - The Company's financial instruments, including cash, accounts receivable, accounts payable, notes payable and long-term obligations are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies  (Continued)

     Advertising - The Company recognizes advertising expenses in accordance with Statement of Position 93-7, "Reporting on Advertising Costs". As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used. Advertising expenses amounted to $51,700 and $22,800 for the years ended March 31, 1999 and 1998, respectively.

     Stock-based Employee Compensation - The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of
     Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

     Impairment of Long-Lived Assets - The Company evaluates the recoverability of long-lived assets in accordance with "SFAS" No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

     Recent Accounting Pronouncements - In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires companies to capitalize qualifying computer software costs which are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP 98-1 will have a material impact on its consolidated financial statements.

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 is effective for the Company's fiscal year ending March 31, 2000. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have a material effect on the Company's consolidated financial statements.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies  (Continued)

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its consolidated financial statements because the Company does not currently hold any derivative instruments.

     Reclassifications - Certain prior year balances have been reclassified to conform to the current year presentation.


Note 3 - Acquisition

     Acquisition of Barter Business Exchange, Inc. - On March 2, 1999, the Company entered into a stock purchase agreement to acquire all of the outstanding capital stock of Barter Business Exchange Inc. (BBE), a privately-held Canadian corporation which presently operates a trade exchange in the Canadian Provinces of Ontario and British Columbia. The total purchase price of approximately $1,270,200 is comprised of cash in the amount of $663,300; a promissory note in the principal amount of $66,200 (Note 7); Ubarter.com Trade dollars in the amount of $165,700; the issuance of 150,000 shares of Ubarter.com common stock which had a value of $375,000 at the acquisition date. In addition, the purchase agreement provides for contingent consideration. The terms of the note payable provide for additional payments of up to $500,000 dependent upon attainment of certain operating results. Additionally, if 10% of the cash revenues, as defined in the agreement, exceed $500,000, the Company will be required to pay the amount exceeding $500,000 in common shares of the Company.

     The purchase has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill. The Company estimated the economic useful life of the goodwill to be two years.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 3 - Acquisition  (Continued)

     The consolidated financial statement combines the Company's balance sheet as of March 31, 1999 with the balance sheet of BBE as of February 28, 1999. The consolidated statement of operations presents the results of operations of the Company and excludes the results of operations of BBE. Results of operations of BBE will be consolidated with the Company from the date of purchase, March 1, 1999. However, due to the differing year-ends, the results of operations of BBE for the fiscal year from March 1, 1999 through February 28, 2000 will be consolidated with the Company's results of operations for the fiscal year ended March 31, 2000.

     Statement of Cash Flows - The acquisition of BBE resulted in a non-cash transactions which increased assets in the amount of $3,069,700 and liabilities in the amount of $2,610,400. Non-cash consideration included 150,000 shares of the Company's common stock, trade dollars, and a note payable (Note 7).

     Unaudited Pro Forma Disclosures of Significant Acquisition - The following unaudited pro forma consolidated results of operations give effect to the acquisition of BBE as if it had occurred as of the beginning of the period.


                                                                                      Year Ended
                                                                                       March 31,
                                                                        -------------------  ------------------
                                                                               1999                1998
                                                                        -------------------  ------------------
 Revenue                                                                      $  3,289,900         $ 3,219,900
 Net loss                                                                     $ (2,682,100)        $(1,739,800)
 Net loss per share - basic                                                   $      (0.49)        $     (0.66)
 Net loss per share - diluted                                                 $      (0.49)        $     (0.66)
 Shares used in per share calculation - basic and diluted                        5,521,583           2,632,424


Note 4 - Notes Receivable

     At March 31, 1999 and 1998, the Company had notes receivable amounting to $23,500 and $32,800 which bear interest ranging from 10% to 10.75%. Although the Company periodically receives payments, the notes are currently in default. The notes are collateralized by real estate.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 5 - Equipment and Leaseholds

     At March 31, 1999 and 1998, equipment and leaseholds consisted of the following:

                                                                 1999                1998
                                                           ----------------    ----------------
         Computer equipment                                $        183,100    $         13,900
         Equipment                                                  121,800              81,200
         Furniture and fixtures                                     141,500              29,000
         Leasehold improvements                                      57,100              19,700
         Automobile                                                  25,600              25,600
                                                           ----------------    ----------------
                                                                    529,100             169,400
         Less:  accumulated depreciation                           (145,500)           (127,100)
                                                           ----------------    ----------------

                                                           $        383,600    $         42,300
                                                           ================    ================


Note 6 - Excess of Trade Dollars Issued Over Trade Dollars Earned

     In accordance with the guidelines established by the International Reciprocal Trade Association, the Company has the right to borrow from the exchange and spend within the exchange systems. Such a practice is used by barter exchanges, worldwide, to cover inventory purchases, capital purchases, operating expenses and to control the supply of trade dollars in the exchange economy. The Company is obligated to provide goods and services to clients to offset any amounts of Trade Dollars issued in excess of earned. At March 31, 1999 and 1998, the Company had expended $2,147,900 and $5,400 Trade Dollars respectively, in excess of the amount of Trade Dollars earned by the Company.


Note 7 - Notes Payable

     The Company has a $67,000 revolving note payable with a Canadian bank. The note payable is subject to annual renewal. There were no borrowings outstanding as of March 31, 1999. Borrowings on the line of credit are secured by cash and cash equivalents on deposit with the bank.

     In connection with the acquisition of BBE (Note 3), the Company has a $66,200 note payable to a shareholder. The non-interest bearing note is due on March 1, 2000.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 8 - Long-Term Obligations

     At March 31, 1999 and 1998, long-term obligations consisted of the following:

                                                                                   1999                1998
                                                                             ----------------    ----------------
     Note payable to Financial Services, Inc. at $800 per
       month, including  interest  at 10%  per  annum
       (collateralized by real estate), due 2002                               $    18,400           $    26,300

     Note payable to bank, interest at prime plus 2 1/2%,
       payable in monthly installments of $1,400 plus
       interest, maturing July 2004, partially guaranteed
       by a stockholder and collateralized by equipment                             73,800                     -

     Capital lease for leasehold improvements, due in
       monthly installments of $900, including imputed
       interest of 19%, due December 2001                                           21,800                     -

       Note payable to bank, paid in full in 1999                                        -                 5,900

       Other                                                                         3,000                     -
                                                                             ----------------    ----------------
                                                                                   117,000                32,200
       Less current portion                                                        (35,400)              (13,100)
                                                                             ----------------    ----------------
                                                                               $    81,600           $    19,100
                                                                             ================    ================


     Maturities of long-term obligations for future years ending March 31 are as follows:

                                                                       Capital
                                                    Principal             Lease
                                                     Payments           Obligation             Total
                                                  -------------     --------------     ---------------
       2000                                        $    28,400       $    10,800       $     39,200
       2001                                             25,400            10,800             36,200
       2002                                             17,800             7,600             25,400
       2003                                             16,700                 -             16,700
       2004                                              6,900                 -              6,900
                                                  -------------     --------------     ---------------
                                                        95,200            29,200            124,400
       Amount representing interest                     -                 (7,400)            (7,400)
                                                  -------------     --------------     ---------------
                                                   $    95,200       $    21,800        $   117,000
                                                  =============     ==============     ===============



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 9 - Commitments

     The Company leases office space under non-cancelable operating leases expiring in May 2003. Future minimum lease payments under the leases are as follows for the years ending March 31:


              2000                                             $     119,100
              2001                                                    91,400
              2002                                                    79,300
              2003                                                    75,500
              2004                                                    18,900
                                                               -------------

                                                               $     384,200

     Rent expense amounted to $23,500 and $20,900 for the years ended March 31, 1999 and 1998, respectively.


Note 10 - Stockholders' Equity

     The Company is authorized to issue 25,000,000 shares of $.001 par value common stock. As of March 31, 1999 and 1998, the Company has 5,915,420 and 3,832,900 shares of common stock outstanding, respectively.

     During fiscal 1997, the Company completed a private placement (Offering) of its common stock pursuant to which 600,000 shares were subscribed for $150,000. Under the terms of the Offering, one "A" warrant and one "B" warrant were issued with each issued share of common stock issued. During fiscal 1998, "A" and "B" warrants were exercised for 492,900 shares of common stock for $226,800. During the fiscal year 1999, the remaining outstanding "B" warrants were exercised for 563,500 shares of common stock with proceeds totaling $278,500.

     During fiscal 1998, the Company completed a private placement (Placement) of its common stock pursuant to which 240,000 shares of common stock were issued for $72,000. Under the terms of the Placement, one "C" warrant and one "D" warrant was issued with each one share of common stock issued. During fiscal 1999, all outstanding "C" and "D" warrants were exercised for 480,000 shares of common stock with proceeds totaling $228,800.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 10 - Stockholders' Equity  (Continued)

     During fiscal 1999, the Company received cash for common stock and warrants through a private placement whereby, 800,000 units were sold at $1.25 per unit. Each unit consists of one share of common stock and one "E" warrant exercisable at $1.50 per share. The warrants expire June 20, 2000. At March 31, 1999, there were 800,000 "E" warrants issued and outstanding.

     During fiscal 1999, a brokerage account was opened and funded for the sole purpose of repurchasing up to 250,000 shares of the Company's common stock in the open market. In October of 1998, 10,980 shares were repurchased for approximately $13,000 and classified as treasury stock.


Note 11 - Stock Options

     The Company adopted a Stock Option Plan ("the Plan") effective June 1, 1998 whereby, non-qualified and incentive stock options for up to 1,155,040 shares of common stock may be granted to Directors, Officers, Employees and Consultants. Options granted under the Plan are not to have a life in excess of five years from the date of grant and vest 50% after 12 months, 75% after 18 months, 100% after 24 months from the date of grant. The provisions of the Plan allow the administrators to determine the vesting period of options granted.

     In June 1998, the Company granted options under the Plan to purchase 55,000 shares of common stock at an exercise price of $0.82 per share to the Company's non-employee Director and to certain consultants. The options granted to the non-employee Director vest 100% in November 1999, and the options granted to the consultants are fully vested. The options expire five years from the date of grant and were valued at $11,400, which was recognized as expense in 1999.

     In October 1998, the Company granted options to purchase 630,000 shares of common stock to a consultant. The options are fully vested and expire five years from the date of grant. The exercise prices of the options range from $4.00 to $14.00 per share and have a weighted average exercise price of $11.11 per share. The options were valued at $243,800. The Company is recognizing consulting expense related to these options granted over the consultant's contractual period of 39 months. In 1999, the Company recognized consulting expense of $37,500 related to the stock options. The consulting agreement also contains an anti-dilutive provision whereby the consultant will be granted additional options from time to time so that the options will equal approximately 10.4% of common stock outstanding on a fully diluted basis.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 11 - Stock Options  (Continued)

     In November 1998, the Company granted options under the Plan to purchase 25,000 shares of common stock at $2.00 per share to other service providers. The options vest over one year and expire five years from the date of grant. The options were valued at $11,400, which was recognized as consulting expense during 1999.

     The following table summarizes the Company's stock option activity:

                                                                   Weighted-
                                              Number                Average
                                                of                 Exercise
                                              Shares                 Price
                                             ----------          -------------
      Balance, April 1, 1998                         -           $      -
          Options granted                    1,069,000               7.80
          Options forfeited                     (1,000)              2.75
          Options exercised                          -                  -
                                             ----------          -------------
      Balance, March 31, 1999                1,068,000           $   7.17
                                             ==========          =============


     The following table summarizes information about options outstanding and exercisable at March 31, 1999:

                                              Options Outstanding                        Options Exercisable
                               -------------------------------------------------   -------------------------------
                                                    Weighted-
                                                     Average         Weighted-                         Weighted-
                                                    Remaining         Average                           Average
          Range of                 Number          Contractual       Exercise          Number          Exercise
      Exercise Prices            Outstanding          Life             Price         Exercisable         Price
----------------------------   ---------------   ---------------   -------------   ---------------   -------------
    $ 0.8125   -     $ 2.75           438,000         4.5 years          $ 1.49            90,000          $ 0.81
      $ 4.00   -     $ 6.00            90,000         4.5 years            4.89            90,000            4.89
      $ 8.00   -    $ 10.00           140,000         4.5 years            9.14           140,000            9.14
     $ 12.00   -    $ 14.00           400,000         4.5 years           13.20           400,000           13.20
                               ---------------   ---------------   -------------   ---------------   -------------
                                    1,068,000         4.5 years          $ 7.17           720,000          $ 9.82
                               ===============                                     ===============



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 11 - Stock Options (Continued)

     The Company applies Accounting Principles Board Opinion No. 25 (APB No. 25) in accounting for stock options. Accordingly, no compensation cost is recognized from options issued under the Company stock option plan if the exercise price equals the fair value at the date of grant. During 1999, 40,000 options were granted to one employee that were fully vested and had an exercise price less than the fair value of the common stock on the date of grant. Using the intrinsic value method required by APB No. 25 the Company has recorded compensation expense in the amount of $112,500 in 1999.

     An alternative method of accounting for stock options is SFAS No. 123 (Note
     2). Under SFAS No. 123, employee stock options are valued at grant date using the Black-Scholes option-pricing model and compensation cost is recognized ratably over the vesting period. Had compensation cost for the Company's stock option plan been determined based on the Black-Scholes value at the grant dates for awards as prescribed by SFAS No. 123, pro forma statement of operations for fiscal 1999 would have been as follows:

 Year Ended March 31, 1999
-------------------------------------------------------------------------------
 Net loss
        As Reported                                            $ (798,000)
        Pro forma                                              $ (836,800)
 Net loss per common share
        As Reported                                            $    (0.14)
        Pro forma                                              $    (0.15)
-------------------------------------------------------------------------------


     The effects of applying SFAS No. 123 for the pro forma disclosures are not representative of the effects expected on reported net earnings and earnings per share in future years. In addition, valuations are based on highly subjective assumptions about the future, including stock price volatility and exercise patterns.

     The weighted average fair market value of an option granted during 1999 was
     $1.69  using  the   Black-Scholes   option-pricing   model.  The  following
     assumptions were applied in determining the pro forma compensation cost:


 Year Ended March 31, 1999
-------------------------------------------------------------------------------
 Interest rate                                                        6.0%
 Dividend yield                                                       0.0%
 Expected volatility                                                122.8%
 Expected useful life in years                                        5
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 12 - Income Taxes

     The components of the provision for income taxes at March 31, 1999 and 1998 are as follows:

                                                           1999                1998
                                                     ----------------    ----------------
     Current - Federal                               $         -         $         -
     Deferred - Federal                                        -               1,200
                                                     ----------------    ----------------

     Income tax provision                            $         -         $     1,200
                                                     ================    ================


     A reconciliation of the consolidated income tax provision to the amount expected using the U.S. Federal statutory rate follows:

                                                           1999                1998
                                                     ----------------    ----------------
     Expected amount using
         U.S. Federal statutory rate                 $         -         $         -
     Non-deductible expenses                                   -                   -
     Depreciation and bad debts allowance                      -               1,200
                                                     ----------------    ----------------

     Effective tax                                   $         -         $     1,200
                                                     ================    ================


     Deferred tax assets (liabilities) consisted of the following at March 31, 1999 and 1998:

                                                           1999                1998
                                                     ----------------    ----------------
     Deferred tax assets
         Bad debt allowance                          $       11,900               700
         Stock options                                       58,800                 -
         Net operating loss carryforwards                   746,100            10,100
                                                     ----------------    ----------------
                                                            816,800            10,800
     Deferred tax liability
         Property and equipment                                (500)             (300)
                                                     ----------------    ----------------
                                                            816,300            10,500
     Valuation allowance                                   (816,300)          (10,500)
                                                     ----------------    ----------------
                                                     $            -       $         -
                                                     ================    ================


     As of March 31, 1999, the Company has domestic net operating loss carryforwards of approximately $646,000 and Canadian net operating loss carryforwards of approximately $1,212,200. The domestic carryforwards begin to expire in fiscal year 2012. The Canadian carryforwards begin to expire in fiscal year 2000. Deferred tax assets have been reduced by a valuation allowance because of uncertainties as to future recognition of taxable income to assure realization.



--------------------------------------------------------------------------------

                                                                UBARTER.COM INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                         MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


Note 13 - Income (Loss) Per Share

     Following is a reconciliation of the numerators of the basic and diluted income (loss) per share for the years ended March 31, 1999 and 1998:

                                                                             1999                1998
                                                                       ----------------    ----------------
     Net income (loss) available to common
       stockholders                                                     $    (798,000)      $      32,500

     Weighted average shares                                                5,521,583           2,632,424
     Effect of dilutive securities:
       Options                                                                      -                   -
       Warrants                                                                     -             317,518
                                                                       ----------------    ----------------
                                                                            5,521,583           2,949,942
                                                                       ================    ================

     Basic income (loss) per share (based on weighted
       average shares)                                                  $        (.14)      $         .01


     1,028,000 options and 800,000 warrants to purchase shares of common stock were excluded from the computation in 1999 because their effect would be anti-dilutive.


Note 14 - Geographic Segment Information

                                                1999                1998
                                            -------------       -------------
  Assets
      U.S. operations                        $   700,700         $   525,100
      Canadian subsidiary                      3,689,000                   -
                                            -------------       -------------
                                             $ 4,389,700         $   525,100
                                            =============       =============

Note 15 - Revenue

     The following table summarizes the cash and trade dollars components of revenue for the years ended March 31, 1999 and 1998:

                                                   1999                1998
                                            -------------       -------------

    Trade                                    $  263,900           $  279,100
    Cash                                        240,600              307,000
                                            -------------       -------------

                                             $  504,500           $  586,100
                                            =============       =============



--------------------------------------------------------------------------------

                                UBARTER.COM INC.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

                                    Overview

On March 2, 1999, Ubarter.com Inc. (Ubarter.com) entered into a share purchase agreement to acquire 100% of the outstanding shares of Barter Business Exchange Inc. (BBE). BBE operates a trade exchange, offering bartering services for retail, professional, media and corporate clients primarily in the Canadian provinces of Ontario and British Columbia. The acquisition is being accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date.

The total purchase price of approximately US $1,270,200 is comprised of cash in the amount of CN $850,000 (US $563,300) and US $100,000; a promissory note in the principal amount of CN $100,000 (US $66,200); Ubarter.com Trade dollars (barter dollars) in the amount of CN $250,000 (US $165,700); the issuance of 150,000 shares of the Ubarter.com's common stock which have a value of US $375,000 at the acquisition date. For purposes of this pro forma combined financial information, the excess purchase price over net tangible assets acquired is based on the historical financial position and is assumed to be amortized over an estimated average useful life of 24 months.

The unaudited pro forma balance sheet has been prepared to reflect the acquisition as if it occurred on December 31, 1998. Ubarter.com's fiscal year end is March 31. BBE's fiscal year end is February 28. The unaudited pro forma statements of operations combine the operations of Ubarter.com for the fiscal year ended March 31, 1998 and nine months ended December 31, 1998 with the operations of BBE for the year ended February 28, 1998 and nine months ended November 30, 1998 as if the acquisition occurred on March 1, 1997.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Ubarter.com and BBE been a combined company during the specified periods.

The unaudited pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Ubarter.com for the year ended March 31, 1998, included in its Registration Statement on Form 10-SB and quarterly report on Form 10-QSB for the nine months ended December 31, 1998 and the financial statements of BBE which are included elsewhere in this report.

                                                                UBARTER.COM INC.
                                                PRO FORMA COMBINED BALANCE SHEET
                                                                     (Unaudited)
                                                               DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                           ASSETS
                                                                  Historical
                                                      ------------------------------------
                                                                          Barter Business
                                                      Ubarter.com Inc.    Exchange Inc.
                                                        December 31,       November 30,
                                                            1998               1998         Adjustments           Pro Forma
                                                      -----------------  -----------------  -------------       --------------
CURRENT ASSETS
    Cash and cash equivalents                              $ 1,141,300           $ 96,200     $ (335,000)  (A)      $ 902,500
    Accounts receivable, net                                    63,400            262,200                             325,600
    Inventory                                                        -            289,500                             289,500
    Notes receivable, current portion                            2,400                  -                               2,400
    Trade dollars earned in excess of issued                    18,100                  -                              18,100
    Other current assets                                         1,200             10,300                              11,500
                                                      -----------------  -----------------
                                                                                                                --------------
          Total current assets                               1,226,400            658,200                           1,549,600
                                                      -----------------  -----------------                      --------------

EQUIPMENT AND LEASEHOLDS, net                                   59,600            290,400                             350,000
                                                      -----------------  -----------------                      --------------

OTHER ASSETS
    Investment                                                       -             26,300                              26,300
    Intangible assets                                                -             64,600      2,215,000   (B)      2,279,600
    Notes receivable, net of current portion                    26,600                  -                              26,600
    Prepaid advertising and scrip inventory                    157,900                  -                             157,900
    Note receivable                                            328,300                  -       (328,300)  (A)              -
    Other assets                                                 1,200                  -                               1,200
                                                      -----------------  -----------------                      --------------
                                                               514,000             90,900                           2,491,600
                                                      -----------------  -----------------                      --------------
         Total Assets                                      $ 1,800,000        $ 1,039,500                         $ 4,391,200
                                                      =================  =================                      ==============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable                                          $ 20,500           $ 37,900                            $ 58,400
    Accrued liabilities                                              -             80,200                              80,200
    Unearned revenue                                                 -            184,500                             184,500
    Trade dollars issued in excess of earned                         -          1,571,700      $ 165,700   (A)      1,737,400
    Current portion of long-term obligations                    11,400             23,000                              34,400
    Other current liabilities                                    4,000                  -                               4,000
                                                      -----------------  -----------------                      --------------
          Total current liabilities                             35,900          1,897,300                           2,098,900
                                                      -----------------  -----------------                      --------------
LONG-TERM OBLIGATIONS, net of current portion                    9,300             87,000         66,200   (A)        162,500
                                                      -----------------  -----------------                      --------------

COMMITMENTS

STOCKHOLDERS' DEFICIT
    Common stock                                                 5,800                  -            200   (A)          6,000
    Additional paid-in capital                               2,081,900                  -        374,800   (A)      2,456,700
    Treasury stock                                             (13,000)                 -                             (13,000)
    Subscribed shares                                            1,200                  -                               1,200
    Accumulated deficit                                       (321,100)        (1,025,800)     1,025,800   (B)       (321,100)
    Accumulated other comprehensive income, net of tax               -             81,000        (81,000)  (B)              -
                                                      -----------------  -----------------                      --------------
                                                             1,754,800           (944,800)                          2,129,800
                                                      -----------------  -----------------                      --------------
         Total Liabilities and Stockholders' Deficit       $ 1,800,000        $ 1,039,500                         $ 4,391,200
                                                      =================  =================                      ==============



See accompanying notes to unaudited pro
  forma combined financial statements.

                                                                UBARTER.COM INC.
                                     PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                                     (Unaudited)
                                                       YEAR ENDED MARCH 31, 1998
--------------------------------------------------------------------------------


                                                            Historical
                                             ------------------------------------------
                                                                    Barter Business
                                              Ubarter.com Inc.        Exchange Inc.
                                               March 31, 1998       February 28, 1998        Adjustments            Pro Forma
                                             -------------------   --------------------    ---------------       ---------------
REVENUE                                               $ 684,100            $ 2,535,800                              $ 3,219,900

COST OF REVENUE                                         143,500                597,700                                  741,200
                                             -------------------   --------------------                          ---------------

        Gross profit                                    540,600              1,938,100                                2,478,700
                                             -------------------   --------------------                          ---------------

OPERATING EXPENSES
     Selling, general and administrative                500,100              2,335,400        $ 1,107,500   (C)       3,857,200
                                                                                                  (85,800)  (D)
     Depreciation and amortization                       10,700                 83,000                                   93,700
                                             -------------------   --------------------                          ---------------
                                                        510,800              2,418,400                                3,950,900
                                             -------------------   --------------------                          ---------------
        Income (loss) from operations                    29,800               (480,300)                              (1,472,200)
                                             -------------------   --------------------                          ---------------
OTHER EXPENSE
     Interest expense                                    (4,900)               (21,400)                                 (26,300)
     Interest income                                      8,800                      -                                    8,800
                                             -------------------   --------------------                          ---------------
                                                          3,900                (21,400)                                 (17,500)
                                             -------------------   --------------------                          ---------------
LOSS BEFORE INCOME TAXES                                 33,700               (501,700)                              (1,489,700)

INCOME TAX BENEFIT (PROVISION)                           (1,200)                     -                                   (1,200)
                                             -------------------   --------------------                          ---------------
NET INCOME (LOSS)                                      $ 32,500             $ (501,700)                             $(1,490,900)
                                             ===================   ====================                          ===============
NET INCOME (LOSS) PER
        COMMON SHARE
     Basic                                               $ 0.02                                             (E)         $ (1.02)
                                             ===================                                                 ===============
     Diluted                                             $ 0.02                                             (E)         $ (0.92)
                                             ===================                                                 ===============
WEIGHTED AVERAGE SHARES
        OUTSTANDING
     Basic                                            1,316,212                                             (E)       1,466,212
                                             ===================                                                 ===============
     Diluted                                          1,474,970                                             (E)       1,624,970
                                             ===================                                                 ===============




See accompanying notes to unaudited pro
  forma combined financial statements.

                                                                UBARTER.COM INC.
                                     PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                                     (Unaudited)
                                             NINE MONTHS ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


                                                            Historical
                                             ----------------------------------------
                                                                    Barter Business
                                              Ubarter.com Inc.       Exchange Inc.
                                                December 31,         November 30,
                                                    1998                 1998           Adjustments            Pro Forma
                                             -------------------  -------------------  ---------------       ---------------
REVENUE                                               $ 476,400          $ 1,928,000                            $ 2,404,400

COST OF REVENUE                                          68,200              413,000                                481,200
                                             -------------------  -------------------                        ---------------
      Gross profit                                      408,200            1,515,000                              1,923,200
                                             -------------------  -------------------                        ---------------
OPERATING EXPENSES
    Selling, general and administrative                 637,300            1,550,800        $ 830,600   (C)       2,958,100
                                                                                              (60,600)  (D)
    Depreciation and amortization                         9,800               51,200                                 61,000
                                             -------------------  -------------------                        ---------------
                                                        647,100            1,602,000                              3,019,100
                                             -------------------  -------------------                        ---------------
      Loss from operations                             (238,900)             (87,000)                            (1,095,900)
                                             -------------------  -------------------                        ---------------
OTHER EXPENSE
    Interest expense                                     (2,800)             (16,000)                               (18,800)
    Interest income                                      29,200                    -                                 29,200
    Other                                                     -              (77,900)                               (77,900)
                                             -------------------  -------------------                        ---------------
                                                         26,400              (93,900)                               (67,500)
                                             -------------------  -------------------                        ---------------
LOSS BEFORE INCOME TAXES                               (212,500)            (180,900)                            (1,163,400)

INCOME TAX BENEFIT (PROVISION)                              600                    -                                    600
                                             -------------------  -------------------                        ---------------
NET LOSS                                             $ (211,900)          $ (180,900)                           $(1,162,800)
                                             ===================  ===================                        ===============
NET LOSS PER SHARE
    Basic and diluted                                   $ (0.04)                                        (E)         $ (0.21)
                                             ===================                                             ===============
    Weighted average shares outstanding
      used in per share calculation                   5,421,400                                         (E)       5,571,400
                                             ===================                                             ===============


See accompanying notes to unaudited pro
  forma combined financial statements.4

                                UBARTER.COM INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

Basis of Presentation

The acquisition is being accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date.

Pro Forma Adjustments

The following adjustments were applied to the Ubarter.com Inc.'s (Ubarter.com) historical financial statements and those of Barter Business Exchange Inc. (BBE) to arrive at the pro forma combined financial information.

(A) To record consideration to consummate the acquisition totaling $1,270,200 (including $375,000 in Common Stock, $165,700 in barter dollars, promissory note with a principal amount of $66,200 and $663,300 in cash) and eliminate stockholders' deficit.

(B) To record excess of purchase price over the fair value of assets and liabilities of $2,215,000. The book value of tangible assets acquired and liabilities assumed are assumed to approximate fair value.

     Total purchase price                              $  1,270,200
     Fair value of tangible assets acquire               (1,039,500)
     Fair value of tangible liabilities assumed           1,984,300

     Purchase price allocated to goodwill              $  2,215,000


(C) To record amortization of the goodwill over the estimated useful life of 24 months.

(D) To eliminate compensation expense paid to a former BBE officer whose employment was terminated.

(E) Pro forma basic net loss per share for the year ended March 31, 1999 and for the nine months ended December 31, 1998 is computed using the weighted average number Ubarter.com common shares outstanding during the period plus shares of Common Stock assumed to be issued as part of the acquisition.

                          BARTER BUSINESS EXCHANGE INC.

                          INDEPENDENT AUDITOR'S REPORT
                                       and
                        CONSOLIDATED FINANCIAL STATEMENTS

                           FEBRUARY 28, 1999 AND 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors of Barter Business Exchange Inc.

We have audited the accompanying consolidated balance sheet of Barter Business Exchange Inc. and Subsidiaries as of February 28, 1999 and 1998 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Barter Business Exchange Inc. and Subsidiaries as of February 28, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in accordance with generally accepted accounting principles.


\s\ Moss Adams, LLP


Seattle, Washington
April 17, 1999

                                                   BARTER BUSINESS EXCHANGE INC.
                                                      CONSOLIDATED BALANCE SHEET
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


                                     ASSETS
                                                                                     1999                 1998
                                                                               ------------------   ------------------
CURRENT ASSETS
     Cash and cash equivalents                                                          $ 36,000             $ 99,600
     Accounts receivable, net of allowance for doubtful
         accounts of $92,800 in 1999 and $70,600 in 1998                                 281,100              299,400
     Inventory                                                                           310,400              271,600
     Other current assets                                                                  9,200                9,800
                                                                               ------------------   ------------------
                   Total current assets                                                  636,700              680,400
                                                                               ------------------   ------------------
EQUIPMENT AND LEASEHOLDS, net                                                            274,900              142,100
                                                                               ------------------   ------------------
OTHER ASSETS
     Investment                                                                           26,500               70,200
     Intangible assets                                                                    88,800               85,500
                                                                               ------------------   ------------------
                                                                                         115,300              155,700
                                                                               ------------------   ------------------
             Total Assets                                                            $ 1,026,900            $ 978,200
                                                                               ==================   ==================
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                                                   $ 93,000             $ 61,100
     Accrued liabilities                                                                  22,300               12,400
     Unearned revenue                                                                    186,300              206,000
     Trade dollars issued in excess of earned                                          1,980,500            1,499,600
     Current portion of long-term obligations                                             26,800               21,400
                                                                               ------------------   ------------------
                   Total current liabilities                                           2,308,900            1,800,500
                                                                               ------------------   ------------------
LONG-TERM OBLIGATIONS, net of current portion                                             71,800                    -
                                                                               ------------------   ------------------
COMMITMENTS (Note 10)

STOCKHOLDERS' DEFICIT
     Common stock                                                                              -                    -
     Accumulated deficit                                                              (1,428,200)            (844,900)
     Accumulated other comprehensive income, net of tax                                   74,400               22,600
                                                                               ------------------   ------------------
                                                                                      (1,353,800)            (822,300)
                                                                               ------------------   ------------------
             Total Liabilities and Stockholders' Deficit                             $ 1,026,900            $ 978,200
                                                                               ==================   ==================



See accompanying notes.
--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                            CONSOLIDATED STATEMENT OF OPERATIONS
                                          YEARS ENDED FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------



                                                                   1999                 1998
                                                             -----------------    ------------------
REVENUE                                                           $ 2,731,500           $ 2,535,800

COST OF REVENUE                                                       584,200               597,700
                                                             -----------------    ------------------
           Gross profit                                             2,147,300             1,938,100
                                                             -----------------    ------------------
OPERATING EXPENSES
     Selling, general and administrative                            2,487,600             2,335,400
     Depreciation and amortization                                    105,800                83,000
                                                             -----------------    ------------------
                                                                    2,593,400             2,418,400
                                                             -----------------    ------------------
           Loss from operations                                      (446,100)             (480,300)
                                                             -----------------    ------------------
OTHER EXPENSE
     Interest expense                                                 (23,200)              (21,400)
     Other                                                            (77,600)                    -
                                                             -----------------    ------------------
                                                                     (100,800)              (21,400)
                                                             -----------------    ------------------
NET LOSS                                                           $ (546,900)           $ (501,700)
                                                             =================    ==================





See accompanying notes.
--------------------------------------------------------------------------------

                                                   BUSINESS BARTER EXCHANGE INC.
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                          YEARS ENDED FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                                Accumulated
                                                                                                   Other
                                     Common Stock          Accumulated      Comprehensive       Comprehensive
                                  Shares      Amount         Deficit           Income              Income             Total
                                ----------  -----------  ---------------  -----------------   -----------------  ---------------
BALANCE, February 28, 1997            200          $ -       $ (343,200)               $ -                 $ -       $ (343,200)

    Net loss                            -            -         (501,700)          (501,700)                  -         (501,700)

    Foreign currency translation
      adjustments, net of tax
      expense of $18,700                -            -                -             22,600              22,600           22,600
                                                                          -----------------
    Comprehensive income                -            -                -         $ (479,100)                  -                -
                                ----------  -----------  ---------------  =================   -----------------  ---------------

BALANCE, February 28, 1998            200            -         (844,900)                                22,600         (822,300)

    Net loss                            -            -         (546,900)          (546,900)                  -         (546,900)

    Foreign currency translation
      adjustments, net of tax
      expense of $41,500                -            -                -             51,800              51,800           51,800
                                                                          -----------------
    Comprehensive income                -            -                -         $ (495,100)                  -                -
                                                                          =================
    Cash dividends paid                 -            -          (36,400)                                     -          (36,400)
                                ----------  -----------  ---------------                      -----------------  ---------------

BALANCE, February 28, 1999            200          $ -     $ (1,428,200)                              $ 74,400     $ (1,353,800)
                                ==========  ===========  ===============                      =================  ===============




See accompanying notes.
--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                          YEARS ENDED FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                        1999                1998
                                                                                  -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                            $(546,900)          $(501,700)
     Adjustments to reconcile net loss to cash from
            operating activities
         Depreciation and amortization                                                     105,800              83,000
         Loss on disposal of equipment                                                      45,100                   -
         Write-down of investment                                                           43,700                   -
         Non-compete agreement                                                             (43,500)                  -
         Net change in operating assets and liabilities
            Accounts receivable                                                             18,300               6,900
            Inventory                                                                      (38,800)           (118,100)
            Other current assets                                                               600              57,000
            Accounts payable                                                                31,900             (34,600)
            Accrued liabilities                                                              9,900             (36,500)
            Unearned revenue                                                               (19,700)             15,800
            Trade dollars issued in excess of earned                                       480,900             655,400
                                                                                  -----------------   -----------------
                                                                                            87,300             127,200
                                                                                  -----------------   -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Investment in common stock                                                                  -             (70,200)
     Purchase of equipment and leaseholds                                                 (231,100)            (59,000)
                                                                                  -----------------   -----------------
                                                                                          (231,100)           (129,200)
                                                                                  -----------------   -----------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Borrowings on long-term obligations                                                    87,400                   -
     Repayment of long-term obligations                                                    (34,900)            (50,600)
     Dividends paid to company's stockholders                                              (36,400)                  -
                                                                                  -----------------   -----------------
                                                                                            16,100             (50,600)
                                                                                  -----------------   -----------------
EFFECT OF EXCHANGE RATE CHANGES                                                             64,100              40,800
                                                                                  -----------------   -----------------
NET CHANGE IN CASH                                                                         (63,600)            (11,800)

CASH AND CASH EQUIVALENTS, beginning of year                                                99,600             111,400
                                                                                  -----------------   -----------------
CASH AND CASH EQUIVALENTS, end of year                                                    $ 36,000            $ 99,600
                                                                                  =================   =================
NON-CASH FINANCING ACTIVITIES
     Purchase of equipment through capital lease obligations                              $ 26,700                 $ -
                                                                                  =================   =================


See accompanying notes.
--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


Note 1 - Description of Business

     The Company operates as a trade exchange offering bartering services for retail, professional, media and corporate clients. Operations are primarily transacted in the Canadian provinces of Ontario and British Columbia. The Company is incorporated in the province of Ontario, Canada. The Company acts as a third-party record-keeper of clients' transactions and balances, which are denominated in Trade Dollars. A Trade Dollar is an accounting unit used to record the value of trades as determined by the buying and selling parties in barter transactions. Trade Dollars denote the right to receive goods or services available from other clients or the obligation to provide goods or services to other clients. Trade Dollars may not be redeemed for cash. Trade Dollars are not legal tender, securities, or commodities. Clients pay cash and Trade Dollar fees and commissions to the Company. For these services, the Company typically receives a cash commission of ten percent on the purchases made by clients.

     Subsequent to February 28, 1999 the remaining shareholder of the Company entered into an agreement to sell 100% of the outstanding shares to Ubarter.com Inc. (formerly International Barter Corporation).


Note 2 - Summary of Significant Accounting Policies

     Principles of Consolidation - The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary Vancouver Barter Business Exchange Inc., and its 50% owned subsidiary Barter Business Exchange (Windsor) Inc. All intercompany transactions and balances have been eliminated.

     Functional Currency and International Operations - The functional currency of the Company is the local currency, the Canadian dollar. The financial statements are translated to United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues, costs, and expenses. Translation gains, which are net of tax, are deferred and accumulated as a component of shareholders equity.

     Trade Dollar Transactions - The Company uses the ratio of one Trade Dollar to one Canadian dollar in measuring and accounting for purchases and sales. This one-for-one ratio is the pervasive standard with the Company and throughout the barter industry. The Company does not recognize any accounting implications if differences are observed between trade dollar and Canadian dollar prices that are within reasonable ranges that might exist between prices of similar Canadian dollar transactions.


--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies  (Continued)

     The negative Trade Dollar balance of the Company is shown as a liability in the balance sheet. This occurs as a result of the Company "borrowing" trade dollars through the issuance of Trade Dollars in excess of the amounts earned by the Company.

     Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Inventory - Inventories are stated at lower of cost (first-in, first-out basis) or market.

     Revenue Recognition - The Company recognizes revenue equal to the cash to be received from the commission earned when the buyer has made an unconditional commitment to pay and the earnings process has been completed by the finalization of a trade transaction. Revenue is recognized for quarterly administrative fees after the fees have been earned. Initiation and annual renewal fees are nonrefundable, and are deferred and included in income over a twelve month period.

     Depreciation - Equipment and leaseholds are stated at cost. Depreciation is computed under accelerated methods over the estimated useful lives of the assets, generally five to seven years. Leasehold improvements are amortized on a straight-line basis over the term of the lease.

     Intangible Assets - Goodwill represents the excess of the purchase price over the fair value of assets acquired and is being amortized on a straight-line basis over 5 years. Total goodwill of $111,800 is stated net of accumulated amortization of $52,100 and $26,300 at February 28, 1999 and 1998, respectively.

     In January 1999, the Company entered into a non-competition agreement with a former shareholder, which is being amortized over the six month life of the agreement. Accumulated amortization on the $43,500 agreement amounted to $14,400 at February 28, 1999.

     Income Taxes - Income taxes are computed using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.


--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies  (Continued)

     Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Cash is deposited with high credit, quality financial institutions. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in Canada. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses; historically, such losses have been within management's expectations. At February 28, 1999 and 1998, no one customer accounted for 10% or more of the accounts receivable balance.

     Fair Value of Financial Instruments - The Company's financial instruments, including cash, accounts receivable, accounts payable, notes payable and capital lease obligations are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

     Advertising - The Company recognizes advertising expenses in accordance with Statement of Position 93-7, Reporting on Advertising Costs. As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used. Advertising expenses amounted to $202,700 and $220,542 for the years ended February 28, 1999 and 1998, respectively.

     Comprehensive Income - In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS 130, Reporting Comprehensive Income, which was adopted by the Company in the first quarter of fiscal 1999. SFAS 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Accumulated other comprehensive income consists of the cumulative translation adjustment resulting from the translation of the Company's functional currency, the Canadian dollar, to its reporting currency, the United States dollar.

     Recent Accounting Pronouncements - In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This standard requires companies to capitalize qualifying computer software costs incurred during the application development stage; such costs are amortized over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company does not expect adoption of SOP 98-1 will have a material impact on its consolidated financial statements.


--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


Note 3 - Equipment and Leaseholds

     Equipment and leaseholds consists of the following at February 28:

                                                                         1999             1998
                                                                    -------------     -------------
      Computers and equipment                                       $     245,900     $     187,100
      Furniture and fixtures                                              140,400            75,300
      Leasehold improvements                                               46,700            72,700
                                                                    -------------     -------------
                                                                          433,000           335,100
      Less accumulated depreciation and amortization                     (158,100)         (193,000)
                                                                    -------------     -------------

                                                                    $     274,900     $     142,100
                                                                    =============     =============


     Leaseholds improvements under capital lease totaled $26,700, and related accumulated amortization was $4,800 as of February 28, 1999. There were no assets under capital lease as of February 28, 1998.


Note 4 - Investment

     During 1999 the Company wrote down an investment in common stock of another company, which was historically recorded at cost. The write down of $40,100 is included in other expense, and reduced the carrying value of the investment. The carrying value was further reduced $3,600 due to currency translation, with the offsetting effect included in other comprehensive income.


Note 5 - Note Payable to Bank

     The Company has a $67,000 revolving note payable with a bank. The note payable is subject to annual renewal. As of February 28, 1999 and 1998, no borrowings were outstanding. Borrowings made throughout the year on the line of credit are secured by cash and cash equivalents on deposit with the bank.


Note 6 - Long-Term Obligations

                                                                                           1999             1998
                                                                                      -------------     -------------
     Note payable to bank, interest at prime plus 2 1/2%,
       payable in monthly installments of $1,400 plus interest,
       maturing July 2004, partially guaranteed by the
       stockholder and is  collateralized by substantially
       all assets of the Company                                                        $   73,800       $       -


--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


Note 6 - Long-Term Obligations  (Continued)

                                                                                           1999             1998
                                                                                      -------------     -------------
     Capital lease for leasehold improvements, due in monthly
       installments of $900, including imputed interest of 19%,
       due December 2001                                                                $   21,800       $       -

     Notes payable to bank, paid in full during 1999                                             -          21,400

     Other                                                                                   3,000               -
                                                                                      -------------     -------------
                                                                                            98,600          21,400
        Less current portion                                                               (26,800)        (21,400)
                                                                                      -------------     -------------
                                                                                        $   71,800       $       -


     Maturities of long-term obligations for future years ending February 28 are as follows:

                                                                                     Capital
                                                                   Principal          Lease
                                                                   Payments         Obligation          Total
                                                               -------------    -------------     -------------
     2000                                                      $      19,800    $      10,800     $      30,600
     2001                                                             16,700           10,800            27,500
     2002                                                             16,700            7,600            24,300
     2003                                                             16,700           -                 16,700
     2004                                                              6,900           -                  6,900
                                                               -------------    -------------     -------------
                                                                      76,800           29,200           106,000
     Less amount representing interest                                -                (7,400)           (7,400)
                                                               -------------    -------------     -------------
                                                               $      76,800    $      21,800     $      98,600
                                                               =============    =============     =============


Note 7 - Trade Dollars Issued In Excess Of Earned

     In accordance with the guidelines established by the International Reciprocal Trade Association, Barter Business Exchange Inc. has the right to borrow from the exchange and spend within the exchange systems. Such a practice is used by barter exchanges, worldwide, to cover inventory purchases, capital purchases, operating expenses and to control the supply of trade units (money) in the exchange economy. At February 28, 1999 and 1998, the Company had expended $1,980,500 and $1,499,600 Trade Dollars respectively, in excess of the amount of Trade Dollars earned by the Company.


--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


Note 8 - Capital Stock

     The Company has three classes of no-par value common stock: Common, Class B, and Class C. The three classes of stock have an unlimited number of shares authorized, Common has 200 shares outstanding, Class B and Class C have zero shares outstanding. Class B shares have preference in dividend, redemption, and liquidation over Common and Class C. Class C has preference over Common. Class C and Class B have no voting rights.


Note 9 - Income Taxes

     The following reconciliation of the difference between the actual benefit for income taxes and the benefit computed by applying the Canadian statutory rate to income before income taxes:

                                                     1999             1998
                                                -------------     -------------

      Benefit at statutory rate                 $   158,600        $   145,500
      Permanent differences                         (16,300)           (15,900)
      Provincial taxes                               84,800             77,800
      Change in valuation allowance                (227,100)          (207,400)
                                                -------------     -------------

                                                $         -        $         -
                                                =============     =============


     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the net deferred income tax assets, including effects of currency translations, are as follows at February 28:


                                                     1999             1998
                                                -------------     -------------
      Deferred tax assets
        Property and equipment                  $     2,900        $    3,100
        Income recognition methods                        -            90,600
        Net operating loss carryforwards            533,500           234,200
                                                -------------     -------------
                                                    536,400           327,900
        Valuation allowance                        (536,400)         (327,900)
                                                -------------     -------------

                                                $         -        $        -
                                                =============     =============

     The Company has accumulated net operating loss carryforwards as of February 28, 1999 and 1998 of approximately $1,212,200 and $531,800, respectively, which can be offset against future income taxes payable. These loss carryforwards expire at various dates beginning in 2000 through 2006.


--------------------------------------------------------------------------------

                                                   BARTER BUSINESS EXCHANGE INC.
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      FEBRUARY 28, 1999 AND 1998
--------------------------------------------------------------------------------


Note 10 - Commitments

     The Company leases office space under non-cancelable operating leases expiring in May 2003. Future minimum lease payments under the lease terms are as follows for the years ended February 28:

           2000                                          $     108,000
           2001                                                 91,400
           2002                                                 79,300
           2003                                                 75,500
           2004                                                 18,900
                                                         -------------
                                                         $     373,100

     Rent expense amounted to $80,500 and $97,400 for the years ended February 28, 1999 and 1998, respectively.

                                     PART II

Item 24.  Indemnification of Directors and Officers

     As authorized by Section 78.751 of the Nevada General Corporation Law, Ubarter.com may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of Ubarter.com. If the legal proceeding, however, is by or in the right of Ubarter.com, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to Ubarter.com unless a court determines otherwise.

     Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

     Article Twelfth of the Articles of Incorporation of Ubarter.com, as amended, provides that no director or officer of Ubarter.com shall be personally liable to Ubarter.com or any of its stockholders for damages resulting from breaches of fiduciary duty as a director or officer for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

     Section 14 of Ubarter.com's bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Ubarter.com. Ubarter.com is also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Ubarter.com.

     Ubarter.com maintains Director and Officer liability insurance with an aggregate coverage amount of $1,000,000.


Item 25.  Other Expenses of Issuance and Distribution

     The estimated expenses for the issuance and distribution of the shares registered by this prospectus are set forth in the following table:

                 Item                          Amount
     SEC Registration Fee                      $ 1,843
     Transfer Agent Fees                           500
     Legal Fees                                 20,000
     Accounting Fees                             6,500
     Printing and Engraving Costs                1,000
     Miscellaneous                                 157

     Total                                     $30,000

Item 26.  Recent Sale of Unregistered Securities

     Since April 1, 1996, Ubarter.com has issued and sold the following securities. All information has been adjusted to give effect to the 2 for 1 stock split effective July 24, 1998.

     1. In November 1996, Ubarter.com merged with Cascade Trade Association. In connection with the merger, Ubarter.com issued an aggregate of 2,000,000 shares of common stock to the two shareholders of Cascade Trade Association. The issuance of the shares was exempt from registration under the provisions of Section 4(2) of the Securities Act of 1933. The shares were issued in a private placement not involving a public offering.

     2. During the period from January 1997 to March 1998, Ubarter.com sold an aggregate of 500,000 shares of common stock to three persons for consulting services rendered Ubarter.com. The issuance of the shares was exempt from registration under the provisions of Section 4(2) of the Securities Act. The shares were issued in a private placement not involving a public offering.

     3. During March 1997, Ubarter.com sold an aggregate of 600,000 units, consisting of one share of common stock, one $.375 A Warrant and one $.50 B Warrant, at a purchase price of $.25 per unit to 58 persons. The aggregate purchase price of the units was $150,000. During the period from February 1998 to March 1998, Ubarter.com issued 576,000 shares of common stock to certain existing shareholders for an aggregate purchase price of $216,000 in connection with the exercise of the A Warrants. During the period from February 1998 to March 1998, Ubarter.com issued 23,400 shares of common stock to certain existing shareholders for an aggregate purchase price of $11,700 in connection with the exercise of the B Warrants. This offering of units, together with issuances of common stock underlying the warrants, were exempt from registration under Section 3(b) of the Securities Act pursuant to Rule 504 promulgated thereunder. The aggregate offering price did not exceed $1,000,000, and the offering was conducted in accordance with Rules 501 and 502 promulgated under the Securities Act.

     4. During February 1998, Ubarter.com sold an aggregate of 240,000 units, consisting of one share of common stock, one $.40 C Warrant and one $.55 D Warrant, at a purchase price of $.30 per unit to five persons. The aggregate purchase price of the units was $72,000. This offering of units was exempt from registration under Section 3(b) of the Securities Act pursuant to Rule 504 promulgated thereunder. The aggregate offering price did not exceed $1,000,000, and the offering was conducted in accordance with Rules 501 and 502 promulgated under the Securities Act.

     5. During the period from June 1998 to September 1998, Ubarter.com issued an aggregate of 557,000 shares of common stock to 32 existing shareholders for an aggregate purchase price of $278,500 in connection with the exercise of outstanding B Warrants. These issuances of common stock underlying the warrants were exempt from registration under the provisions of Section 4(2) of the Securities Act and or Rule 506 promulgated under the Securities Act. As shareholders and warrant holders, these individuals and entities had pre-existing relationships with Ubarter.com, had knowledge and information about the business of Ubarter.com and had access to publicly available and other information about Ubarter.com. These exercises of warrants did not involve the use of general solicitation or advertising.

 6. During the period from July 1998 to September 1998, Ubarter.com issued 240,000 shares of common stock for an aggregate purchase price of $96,000 to five existing shareholders in connection with the exercise of outstanding C Warrants. During the same period, Ubarter.com issued 240,000 shares of common stock for an aggregate purchase price of $132,000 to the same five persons upon exercise of outstanding D Warrants. These issuances of common stock underlying the warrants were exempt from registration under the provisions of Section 4(2) of the Securities Act and or Rule 506 promulgated under the Securities Act. As shareholders and warrant holders, these individuals and entities had pre-existing relationships with Ubarter.com, had knowledge and information about the business of Ubarter.com and had access to publicly available and other information about Ubarter.com. These exercises of warrants did not involve the use of general solicitation or advertising.

     7. During July 1998, Ubarter.com sold an aggregate of 800,000 units, consisting of one share of common stock and one $1.50 E Warrant, at a purchase price of $1.25 per unit to three persons. The aggregate purchase price of the units was $1,000,000. The issuance of the shares was exempt from registration under the provisions of Section 4(2) of the Securities Act. The shares were issued in a private placement not involving a public offering.

     8. In March 1999, Ubarter.com issued 150,000 shares of common stock to Bob Bagga as consideration, in part, for the acquisition of Barter Business Exchange, Inc. These shares are to have a minimum aggregate value of CD$350,000 (US$234,500) at the time they are registered for secondary sale. The issuance of the shares was exempt from registration under the provisions of Section 4(2) of the Securities Act. The shares were issued in a private placement not involving a public offering.

     9. In May 1999, Ubarter.com issued 20,000 shares of common stock to two individuals as consideration, in part, for the acquisition of BBE Windsor, Inc. The issuance of the shares was exempt from registration under the provisions of Section 4(2) of the Securities Act. The shares were issued in a private placement not involving a public offering.

     10. During the period from May 1999 through August 1999, Ubarter.com issued 94,000 shares of common stock for an aggregate purchase price of $141,000 to one existing shareholder in connection with the exercise of outstanding E Warrants. These issuances of common stock underlying the warrants were exempt from registration under the provisions of Section 4(2) of the Securities Act and or Rule 506 promulgated under the Securities Act. As shareholders and warrant holders, these individuals and entities had pre-existing relationships with Ubarter.com, had knowledge and information about the business of Ubarter.com and had access to publicly available and other information about Ubarter.com. These exercises of warrants did not involve the use of general solicitation or advertising.

Item 27.       Exhibits

2.1 Merger Agreement with Cascade Trade Association, dated as of November 15, 1996 (previously filed as Exhibit 10.1 to this Form SB-2).

2.2 Share Purchase Agreement dated February 28, 1999, among the registrant, Barter Business Exchange Inc. and Bob Bagga (Incorporated by reference to Exhibit 10.9 of the registrants' Current Report on Form 8-K filed March 17, 1999).

2.3 Share Pledge Agreement dated March 2, 1999, among the registrant, Barter Business Exchange Inc. and Bob Bagga (Incorporated by reference to Exhibit 10.10 of the registrants' Current Report on Form 8-K filed March 17, 1999).

2.4 Promissory Note dated March 2, 1999 by the registrant in favor of Bob Bagga. (Incorporated by reference to Exhibit 10.11 of the registrants' Current Report on Form 8-K filed March 17, 1999).

3.1 Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of the registrant's annual report on Form 10-KSB for the year ended March 31, 1999).

3.2            Bylaws (Previously filed as Exhibit 3.4 to this Form SB-2).

4.1            Form of E Warrant issued in private placement (Previously filed).

4.2 Convertible Promissory Note dated August 27, 1999 (Incorporated by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K dated August 27, 1999).

4.3 Warrant to purchase 183,333 shares of common stock dated August 27, 1999 (Incorporated by reference to Exhibit 4.2 of the registrant's Current Report on Form 8-K dated August 27, 1999).

5              Opinion of Dorsey & Whitney LLP.

10.1           Employment Agreement with Bob Bagga (Incorporated by reference to
               Exhibit 10.6 of the registrant's annual report on Form 10-KSB for the year ended March 31, 1999).

10.2 1998 Stock Option Plan with Form of Option Agreement (Previously filed).

10.3           Employment Agreement with Steven White (Previously filed).

10.4           Employment Agreement with Alan Zimmelman (Previously filed).

10.5           Employment Agreement with Richard Mayer (Previously filed).

10.6           Employment Agreement with Kevin Andersen (Previously filed).

10.7 Amended and Restated Consulting Agreement with Astra Ventures LLC (Incorporated by reference to Exhibit 10.7 of the registrant's annual report on Form 10-KSB for the year ended March 31, 1999).

10.8           Premises  Lease   Agreement   dated  as  of  September  29,  1997
               (Previously filed).

10.9           Stock  Option  Grant  to Astra  Ventures,  LLC  (Incorporated  by
               reference  to  Exhibit  4.1  of  the  registrant's   Registration
               Statement on Form S-8 (Registration No. 333-85717).

10.10 Stock Option Grant to Kevin Andersen (Incorporated by reference to Exhibit 4.2 of the registrant's Registration Statement on Form S-8 (Registration No. 333-85717).

21 Subsidiaries of the registrant (Incorporated by reference to Exhibit 21 of the registrant's annual report on Form 10-KSB for the year ended March 31, 1999).

23.1           Consent of Moss Adams LLP.

23.2           Consent of Andersen, Andersen & Strong L.C.

23.3           Consent of Dorsey & Whitney LLP (included in Exhibit 5).

24             Power of Attorney (Previously Filed).


Item 28.  Undertakings

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a prospectus as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 24, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Seattle, State of Washington, on the 30th day of September, 1999.


                                       UBARTER.COM INC.
                                       (Registrant)


                                       By: /s/ Steven M. White
                                           ------------------------------------
                                           Steven M. White
                                           President and Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                              Title                       Date


/s/ Steven M. White
---------------------------        Chairman and Chief         September 30, 1999
Steven M. White                     Executive Officer


/s/ Kevin R. Andersen
---------------------------        Chief Financial Officer    September 30, 1999
Kevin R. Andersen

         *
---------------------------        Director                   September 30, 1999
Alan N. Zimmelman

         *
---------------------------        Director                   September 30, 1999
Richard L. Mayer

         *
---------------------------        Director                   September 30, 1999
Glen T. White


* By: /s/ Steven M. White          Attorney-in-Fact           September 30, 1999
---------------------------
Steven M. White

                                  EXHIBIT INDEX


Exhibit No.    Description                                              Page No.
-----------    -----------                                              --------

5              Opinion of Dorsey & Whitney LLP.

23.1           Consent of Moss Adams LLP.

23.2           Consent of Andersen, Andersen & Strong L.C.

23.3           Consent of Dorsey & Whitney LLP
                (included in Exhibit 5).